28 February 2006	ACN 007 871 892 ABN 22 007 871 892

Level 11
The Quadrant
1 William Street
Perth 6000
Western Australia
GPO Box W2017
Perth, 6001
Tel: 61 8 9426 3333
Fax: 61 8 9426 3344
(102 pages in total)
The Announcements Officer
Australian Stock Exchange (Sydney) Limited
Level 10
20 Bond Street
SYDNEY NSW 2001

Electronically Lodged
Dear Sir
ANNUAL REPORT 2005
Please find attached Portman Limited’s Annual Report for 2005.
Yours faithfully
/s/ L. A. Kipfstuhl

L. Kipfstuhl
COMPANY SECRETARY

PORTMAN LIMITED
A.B.N. 22 007 871 892
ANNUAL REPORT – 2005

2

CORPORATE DIRECTORY
REGISTERED OFFICE
Level 11 The Quadrant
1 William Street
Perth Western Australia 6000
Telephone: 61 8 9426 3333
Facsimile: 61 8 9426 3344
Website: www.portman.com.au
AUDITORS
Deloitte Touche Tohmatsu
Woodside Plaza, Level 14
240 St Georges Terrace
Perth WA 6000
Telephone: 61 8 9365 7000
BANKERS
Commonwealth Bank of Australia Limited
150 St Georges Terrace
Perth WA 6000
Telephone: 61 8 9482 6325
SOLICITORS
Blake Dawson Waldron
Exchange Plaza, Level 32
2 The Esplanade
Perth WA 6000
Telephone: 61 8 9366 8000
SHARE REGISTRY
Advanced Share Registry Services
110 Stirling Highway
Nedlands WA 6009
Telephone: 61 8 9389 8033
TREASURY ADVISER
Oakvale Capital Limited
Level 3
50 Colin Street
West Perth WA 6005
Telephone: 61 8 9460 5300
BOARD OF DIRECTORS
John S. Brinzo
Chairman
Richard R. Mehan
Managing Director and Chief Executive Officer
William R. Calfee
Non-Executive Director
Donald J. Gallagher
Non-Executive Director
David H. Gunning
Non-Executive Director
Malcolm H. Macpherson
Non-Executive Director
Michael D. Perrott
Non-Executive Director
SENIOR MANAGEMENT
Shigeru Fujikawa
General Manager — Marketing
Ron G. Graber
General Manager — Exploration
Leo A. Kipfstuhl
General Manager – Finance & Administration and Company Secretary
Phil S. Nolan
General Manager – Operations
Kevin N. Watters
General Manager – Projects & Engineering

Portman Limited Financial Statements 2005	Page 2

HIGHLIGHTS
CORPORATE

	Percentage increase from
	previous corresponding
	period	$M
Revenue from ordinary activities	81.4%	354.5
Profit from ordinary activities after tax attributable to members	161.6%	84.2
Net profit for the period attributable to members	161.6%	84.2
Amount per security and franked amount per security of interim and final dividend	Not applicable	Not applicable
•	Cleveland-Cliffs Inc. acquired 80.45% of Portman Limited for $3.85 per share.

•	Earnings per share (diluted) up 159% on the prior year.
MARKETING
•	Benchmark iron ore prices increased by a record 71.5%.

•	Koolyanobbing shipments of 5.8 million tonnes was a new record.

•	Cockatoo shipments of 1.1 million tonnes was a new record for the Seawall Project.
OPERATIONS
Koolyanobbing Iron Ore Project
•	First full year of production from the new mining areas at Windarling and Mt Jackson.

•	Operating costs subjected to sustained upward pressure.

•	The 8 million tonne per annum expansion costs increased to approximately $80 million as a result of increased costs of fabricated construction steel and shortages of skilled labour, services and materials.

•	Capacity at an 8 million tonne per annum rate is scheduled to be achieved by the end of the first quarter 2006.
Cockatoo Island Project
•	Production moved into the Stage 2 area of the Seawall Project.

•	No further wall slippage issues occurred.

•	Remaining reserves to be mined out during the first quarter 2007.

Portman Limited Financial Statements 2005	Page 3

CHAIRMAN’S REPORT 2005
Dear Shareholder
It gives me great satisfaction to present the Portman 2005 Annual Report, in what has been an eventful and very successful year for your company. Cleveland-Cliffs Inc, an International Mining Company completed the acquisition of over 80% of the outstanding stock of your company and a seamless transition was completed.
Performance
On behalf of the Board, it is pleasing to report that during the current year, your company achieved a record profit of $84.2 million, against $32.2 million in the prior year.
The record result was achieved primarily as the result of the unprecedented 71.5% increase in annual benchmark iron ore prices. A solid performance at the Koolyanobbing operation which again saw record tonnes produced and sold during the year. Unfortunately, strong upward pressure on the majority of input costs has been a feature throughout the year and shows no apparent sign of abating.
The Northern Tenements of Windarling and Mt Jackson at Koolyanobbing became major sources of plant feed during the year. Total production from the Koolyanobbing operation during the year was 5.8 million tonnes, a 12% increase on last years production of 5.2 million tonnes. Total sales from the Koolyanobbing operation were 5.8 million tonnes, an 8% increase on last years sales of 5.4 million tonnes.
The Cockatoo Island project increased production and sales compared to the prior year and operated at design operating levels. The Stage 2 of the seawall was completed and the small slip in the seawall that occurred in September 2004 was repaired. Cockatoo averaged two shipments per month for the year, with two months achieving three ships loaded.
Expansion and Growth
Work on the expansion of the Koolyanobbing operation to 8 million tonnes per annum continued during the year, but significant skills shortages have continued to delay completion until first quarter 2006. Coupled with below plan rail movements during the last quarter 2005, production and sales are expected at a 6.0mtpa rate during the first quarter. The expansion expenditures of approximately $80 million, has increased significantly versus the original estimate of $55 million. This cost overrun is not unlike those being experienced on major projects by other companies in Australia. The final tie in work and start up activities will be completed during the first quarter and stabilisation of operations will follow.
Corporate Activity
On 12 January 2005, Cleveland-Cliffs Inc, announced a A$3.40 per share cash takeover offer for Portman Limited which was further increased to A$3.85 per share on 25 February 2005. On 22 March 2005, Cleveland-Cliffs announced they had received acceptances which had increased their voting power to more than 50% and on 19 April 2005, when the offer finally closed, acceptances had been received for 80.45% of the shares on issue.
Final Dividend
After completion of the Cleveland-Cliffs acquisition, your Board met four times in 2005 since the acquisition and reviewed the financial status of the company and took no actions on dividends.

Portman Limited Financial Statements 2005	Page 4

CHAIRMAN’S REPORT 2005
Corporate Governance
Regulatory focus continues to play an evolving part of our business with the “Principles of Good Corporate Governance and Best Practice Recommendations” established by the ASX Corporate Governance Council and published by the ASX in March 2003, being adopted during the 2003 calendar year. As part of our Corporate Governance practices, during the year your Board reviewed and approved revisions to the following policies: Code of Conduct, Shareholder Communications, Market Disclosures and Securities Trading. Copies of the policies are available on the Company website.
In addition, the Board formed a Minority Shareholder Interests Committee composed of the non-executive independent directors to deal with any issues effecting minority shareholders.
Organisation
During the year, Mr George Jones, Mr. Barry Eldridge, Ms. Fiona Harris and Mr. Richard Knight resigned from the Board. I want to thank them for their devoted service to the Company during their time on the Board.
In April 2005, the writer, Mr. David Gunning, Mr. William Calfee and Mr. Donald Gallagher all of Cleveland-Cliffs joined the Board. Mr. Richard Mehan was appointed Managing Director and Chief Executive Officer and Mr. Michael Perrott and Mr. Malcolm Macpherson who will remain on your board as independent non-executive directors.
On behalf of the Board, I would like to acknowledge and thank the management team and employees for their significant contribution during the year which allowed your company to achieve a number of significant milestones.
Shareholders are invited to visit our website (www.portman.com.au) or contact the Managing Director, Richard Mehan or Chief Financial Officer and Company Secretary, Leo Kipfstuhl at any time to obtain further information about Portman.
Yours sincerely
/s/ John S Brinzo
John Brinzo
CHAIRMAN

Portman Limited Financial Statements 2005	Page 5

REVIEW OF OPERATIONS
MARKETING
Benchmark iron ore prices increased by a record 71.5%. This was driven by the strength of ore demand by the Chinese steel industry and a recognition of the high cost brownfields expansions required to meet future demand.
Koolyanobbing sales volumes increased 8% over the same period in 2004 as the first full year of Portman’s suite of long term sales arrangements were concluded. Cockatoo Island sales increased 65% from 2004.
KOOLYANOBBING IRON ORE PROJECT (PORTMAN 100%)
Western Australia
Operations
The Koolyanobbing Iron Ore Project is located 425 kilometres east of Perth and approximately 50 kilometres north-east of the town of Southern Cross. All of the ore mined is transported by rail to the Port of Esperance, 578 kilometres to the south.
2005 saw the first full year of production from the new mining areas at Windarling and Mt. Jackson, located 80 and 100 kilometres north of Koolyanobbing respectively.
Sales in 2005 of 5,793 thousand tonnes represented an increase of 8% over the previous year.
Koolyanobbing Statistics (000’s tonnes)

	2005	2004	2003	2002
Ore Processed	5,797	5,190	4,914	4,101
Ore Shipments	5,793	5,379	4,715	4,227
Project Development
Construction activity on infrastructure supporting expansion of capacity to 8 million tonnes per annum, continued throughout the year. Shortages of skilled labour, services and materials have resulted in delays and significant over budget costs. Project construction costs have increased to approximately $80 million with the cost of fabricated construction steels having more than doubled over the past two years.
With the majority of construction now complete, the project timeframe is for capacity at an 8 million tonnes per annum rate to be achieved by the end of the first quarter in 2006.

Portman Limited Financial Statements 2005	Page 6

REVIEW OF OPERATIONS
COCKATOO ISLAND IRON ORE PROJECT (PORTMAN 50%)
Western Australia
Operations
Cockatoo Island is located off the Kimberley Coast of Western Australia, approximately 3,000 kilometres to the north of Perth.
Portman gained access to high-grade, low impurity haematite ore at Cockatoo Island under an agreement with its previous operator, BHP, in 1999. This ore had not been mined because of its location under old infrastructure.
In August 2000, Portman commenced production of Cockatoo premium fines ore in a 50/50 joint venture with contracting group, Henry Walker Eltin, with the first shipment loaded in September 2000.
Production moved into the Stage 2 area of the Seawall Project during the year. No further wall slippage issues occurred and de-watering rates were consistent with the operating plan.
Output for 2005 totalled 1,142 thousand tonnes.
Reserves available under the current Seawall Project are expected to be mined out during the first quarter of 2007. Studies are underway to extend the project life by accessing additional ore to the east of the existing orebody. A decision on the feasibility of an extension project will be made during the first half of 2006.
Cockatoo Island Iron Ore Project Statistics (000’s tonnes)

	2005	2004	2003	2002
Ore Processed	1,142	618	591	287
Ore Shipments	1,124	680	561	228
Figures above are quoted at 100%.
ENVIRONMENTAL REVIEW
Portman achieved significant progress in environmental management during 2005. As production activity from the new operations at Mt Jackson and Windarling consolidated, the emphasis in environmental management shifted from control of mine establishment and construction activities to implementation and ongoing development of the Koolyanobbing Project Environmental Management System and conservation initiatives.
The key elements of a number of environmental management plans that were required under government approvals were consolidated into one system manual in 2005. The environmental management system was checked by external auditors in October 2005 and determined to be on schedule to achieve certification to the ISO14001 Standard within the following 18 months.
Research into the genetics and ecology of Tetratheca paynterae, the rare plant species that was impacted by the approved development of a mine pit at Windarling progressed in 2005. Studies into the genetics of the population has revealed some structuring, or clumping, in certain characteristics of plants across the range which is beginning to yield valuable insights into the breeding methods of the species and movement of pollinators between plants. The plant is readily propagated from cuttings, though establishment from seed is proving more difficult. An objective of Portman is to establish a population of the species away from mining operations, which, together with the plants remaining at Windarling, will enhance the resilience of the species. An understanding of the genetics of Tetratheca paynterae means the optimum cross section of genotypes can be employed in the translocation project.

Portman Limited Financial Statements 2005	Page 7

REVIEW OF OPERATIONS
The Windarling site endured one of the longest and driest periods in the last 30 years from August 2004 to May 2005, with only 58 mm rainfall. This extended dry period resulted in the deaths of Tetratheca paynterae plants across the population. The frequency of plant mortality was greatest nearest the mining operation, and after detailed investigations it was concluded that mining had exacerbated the drought effect, most probably through dust and altered exposure to prevailing winds. Of 457 plant deaths across the population, an estimated 40 — 44 deaths within 15 metres of the mine face were attributed to the cumulative effect of drought and changes due to mining. The remaining population in August 2005 was 5,317 mature plants, and 24 seedlings.
Further surveys extended the understanding of the distribution of the endangered Malleefowl in the vicinity of the mining operations at Mt Jackson. Five active Malleefowl nests have been recorded by late 2005 — suggesting the presence of five breeding pairs, several of which are within a conservation area adopted by Portman. Baseline monitoring as part of a long term feral predator control programme to be undertaken in partnership with the lead state conservation management agency commenced in 2005. Baiting to reduce the numbers of feral cats, dogs and foxes is planned to commence in 2007. Monitoring will be continued to determine the response of native fauna, including Malleefowl, to reduced levels of predation.
Portman ensures that vegetation in every area planned for clearing as part of mine development is surveyed by a botanist prior to disturbance. Information from these surveys, and broader regional surveys, have contributed significantly to the knowledge of the distribution and abundance of plants of conservation significance across the region. In 2005 the status of several plant species was amended primarily on the basis of data provided by Portman.
Several key environmental approvals were obtained in 2005, including approval to expand the size of a waste dump at Windarling (following a substantial increase in the size of the reserve in the W2 orebody), and approval for an increase in iron ore production from 6 to 8 million tonnes per annum.
Sound mine planning and mine development has enabled the rehabilitation of small areas of several waste dumps within 2 years of initial ground disturbance. This ‘progressive’ rehabilitation has several substantial benefits: it minimises the liability for closure at the end of mine life; provides for earlier recovery of performance bonds required by the State; and optimises revegetation performance through the use of fresh topsoil and vegetative mulch. Work to enhance rehabilitation performance is ongoing.
The Koolyanobbing Project Community Reference Group, comprising local government, pastoralist, indigenous and conservation stakeholders, sat twice in 2005. In addition, members received four updates on the project during the year. The group inspected the Windarling and Mt Jackson operations in September 2005. All of the Koolyanobbing Project operations were opened to the general public for a day in October 2005.
Sound improvement in the environmental management of mining operations at Cockatoo Island was achieved in 2005. Rehabilitation works were completed on several disturbed areas of the island. Studies into the marine ecology adjacent to the mining operations were continued. A plan for the closure of mining operations was developed during the year. Part of the closure plan is an innovative proposal to convert the seawall constructed to enable mining below sea level into a marina after the cessation of mining operations. The closure plan, including the marina proposal, has been well received by regulatory agencies, and the majority of stakeholders, in consultation completed to date.

Portman Limited Financial Statements 2005	Page 8

REVIEW OF OPERATIONS
HEALTH AND SAFETY PERFORMANCE
Koolyanobbing Project
During 2005 four Lost Time Injuries (“LTI’s”) were recorded regrettably including one fatality. A driver for BGC Contracting Pty Ltd (“BGC”), Portman’s haulage contractor, was involved in a collision on the haul road between the Northern Tenements and Koolyanobbing. Portman and BGC worked closely with the Western Australian Mine Inspection authorities in reviewing all aspects of the accident. Portman has approved a capital appropriation of $2.9 million to widen the haul road as a proactive step to improve safety on the haul road.
The Lost Time Injury Frequency Rate (“LTIFR”) for the year was 4.0 which is slightly below the metalliferous open pit mining industry average of 4.1.
Cockatoo Island Joint Venture Project
Portman does not have company employees working on this site. HWE (our 50% Joint Venture partner) is responsible for mining and operations on the island. During 2005 two LTI’s were incurred resulting in a LTIFR of 7.29 for the year. The most serious injury was acid burns to the face and eyes of a contractor, who has since made a full recovery.
Health and Safety Policy
Portman’s Health and Safety Policy is set out in detail in the Corporate Governance Statement (see page 18 of this Annual Report).
It remains our focussed objective to continuously improve our safety performance through systematic programmes to minimise the risk to the well being of our company employees and our contractors employees working on our mine sites.
EXPLORATION REVIEW
2005 exploration activity has concentrated on the following objectives:
•	increasing the geologic confidence of the Koolyanobbing Project deposits by in-fill drilling;

•	defining additional resources within the Koolyanobbing Project area by targeting satellite prospects and extensions to known resources;

•	examining prospective areas proximal to the Koolyanobbing operations; and

•	evaluating additional sources of iron mineralisation on Cockatoo Island.
Koolyanobbing Project
2005 exploration activity at the Koolyanobbing Project comprised geologic mapping and a combination of in-fill and step-out reverse circulation drilling totalling 21,800 meters in 250 drill holes.
The primary objective of drilling programmes at the Koolyanobbing C and the Mt Jackson J1 deposits was to improve confidence in previous mineral resource estimates. The programmes succeeded in improved confidence in both the total tonnes and distribution of grade within the deposits. At the C deposit, a deeper zone of mineralisation associated with a drag fold east of the main body of mineralisation was identified that requires further drill evaluation in 2006. At the J1 deposit, which is the single largest undeveloped Koolyanobbing Project resource, a 5.0 Mt increase in Indicated Resources was achieved.

Portman Limited Financial Statements 2005	Page 9

REVIEW OF OPERATIONS
The balance of reverse circulation drilling undertaken in 2005 has targeted both satellite prospects and extensions to known resources. At Koolyanobbing the F North prospect continued to be drilled at year-end evaluating the continuity and grade of lenses of goethite mineralization. Along the Mt Jackson Range both the J4 prospect, located 20km east of the Mt Jackson mine site and the J5 prospect a further 20km east were evaluated by reverse circulation drilling. The J5 prospect drilling produced a number of encouraging intersections. A follow-up drill program at J5 in 2006 will aim at generating a JORC-compliant mineral resource estimate. At Windarling, step-out drilling targeting extensions to the main mineralisation at both the W1 and W4 deposits was completed. Information from this drilling will be incorporated into updated resource models and estimates for these deposits in 2006.
During 2005 regional exploration targets proximal to the Koolyanobbing Project were acquired. In the Perrinvale area 100km northeast of the Windarling mining operations, two exploration licences were granted covering a 45km strike length of banded iron-formation that has seen only limited iron ore exploration. Reconnaissance mapping for iron mineralisation on these tenements will be pursued during 2006. In the Mt Finnerty area located 65 kilometres east of the Koolyanobbing Range, an iron ore joint venture agreement with Reed Resources was executed in the 3rd quarter of 2005. The geology of the Mt Finnerty project area consists of the north-westerly trending Watt Hills greenstone belt containing lenses of variably mineralized and lateritised banded iron formation over a 30 kilometre strike length. During 2005 reconnaissance mapping and outcrop sampling was conducted over the northern 20 kilometres of the project area. Although individual grab samples up to 64% Fe were produced, their significance in terms of target size and grade is not possible due to scarcity of outcrop. A reconnaissance reverse circulation drill program will target the most promising Mt Finnerty targets in 2006.
Cockatoo Island
A review of potential auxiliary sources of iron mineralisation to extend the Cockatoo Island operation beyond 2007 was conducted during 2005. Evaluations included a metallurgical test program aimed at beneficiating low-grade mineralisation occurring east of the present pit. Further evaluations at extending the Cockatoo Island operation will be pursued in 2006.
Ore Reserves and Mineral Resources
Koolyanobbing Project
As at 31 December 2005 the in-situ Mineral Resources for the Koolyanobbing Project, incorporating the mineral deposits at Mt Jackson and Windarling stood at 151.9 million tonnes at 62.01% iron, a net increase of 2.4 million tonnes in comparison to the period ended 31 December 2004. The 2005 Mineral Resource statement reflects:
•	depletion due to mining at K and A deposits at Koolyanobbing, J2 and J3 deposits at Mt Jackson and W2 and W3/5 deposits at Windarling; and

•	updated resource models and estimates for the C deposit at Koolyanobbing, the J1 deposit at Mt Jackson and the W2 deposit at Windarling.
In-situ resource estimates have been completed for all the Koolyanobbing Project deposits by Golder Associates and classified in accordance with the JORC Code.

Portman Limited Financial Statements 2005	Page 10

REVIEW OF OPERATIONS
In-situ Mineral Resources – Portman Limited, Koolyanobbing Project

		Tonnes	Fe	Phos	SiO2	Al2O3	S	LOI
Deposit	Category	Mt	%	%	%	%	%	%
A	Indicated	4.4	61.48	0.071	3.71	0.78	0.185	6.51
	Total	4.4	61.48	0.071	3.71	0.78	0.185	6.51
B	Indicated	3.0	61.37	0.023	3.73	0.54	0.074	6.53
	Inferred	1.0	61.01	0.022	4.44	0.53	0.080	5.65
	Total	4.0	61.28	0.023	3.91	0.54	0.076	6.30
C	Indicated	8.3	61.10	0.038	2.89	0.93	0.075	7.86
	Inferred	3.2	62.69	0.009	1.97	0.56	0.069	5.98
	Total	11.5	61.54	0.030	2.63	0.83	0.073	7.34
D	Indicated	0.3	60.87	0.031	4.47	1.46	0.019	6.82
	Total	0.3	60.88	0.031	4.46	1.44	0.019	6.83
E	Indicated	0.6	60.54	0.035	4.90	0.39	0.050	7.37
	Total	0.6	60.54	0.035	4.90	0.39	0.050	7.37
F	Indicated	3.8	61.55	0.029	3.21	0.54	0.083	7.75
	Total	3.8	61.55	0.029	3.21	0.54	0.083	7.75
K	Indicated	14.8	62.05	0.122	3.20	0.64	0.081	5.86
	Total	14.8	62.05	0.122	3.20	0.64	0.081	5.86
Total (Koolyanobbing)	Indicated	35.1	61.61	0.075	3.28	0.71	0.091	6.71
	Inferred	4.2	62.28	0.012	2.57	0.55	0.072	5.90
	Total	39.4	61.68	0.068	3.20	0.69	0.089	6.62

		Tonnes	Fe	Phos	SiO2	Al2O3	S	LOI
Deposit	Category	Mt	%	%	%	%	%	%
Long Term Stockpiles	Measured	8.4	60.93	0.122	3.72	1.31	0.057	N/C
Total (Stockpiles)	Total	8.4	60.93	0.122	3.72	1.31	0.057	N/C

		Tonnes	Fe	Phos	SiO2	Al2O3	S	LOI
Deposit	Category	Mt	%	%	%	%	%	%
J1	Indicated	30.8	60.05	0.090	2.04	1.00	0.124	10.38
	Inferred	5.8	59.99	0.090	2.26	1.32	0.105	8.89
	Total	36.6	60.04	0.090	2.07	1.05	0.121	10.14
J2	Indicated	11.5	62.23	0.043	1.94	1.13	0.105	6.91
	Inferred	0.1	61.14	0.023	3.44	4.03	0.058	4.96
	Total	11.6	62.22	0.043	1.96	1.16	0.105	6.89
J3	Indicated	1.5	62.55	0.033	3.66	0.72	0.011	6.04
	Total	1.5	62.55	0.033	3.66	0.72	0.011	6.04
Total (Mt Jackson)	Indicated	43.8	60.71	0.076	2.07	1.03	0.115	9.33
	Inferred	5.9	60.01	0.089	2.28	1.37	0.104	8.81
	Total	49.7	60.62	0.077	2.09	1.07	0.114	9.26

Portman Limited Financial Statements 2005	Page 11

REVIEW OF OPERATIONS

		Tonnes	Fe	Phos	SiO2	Al2O3	S	LOI
Deposit	Category	Mt	%	%	%	%	%	%
W1	Indicated	10.3	62.22	0.183	1.63	1.15	0.013	6.84
	Inferred	2.7	62.57	0.179	1.70	0.98	0.008	6.34
	Total	13.0	62.29	0.182	1.64	1.11	0.012	6.74
W2	Indicated	11.4	65.53	0.084	1.96	1.12	0.034	2.45
	Inferred	3.6	65.13	0.082	2.72	1.03	0.059	2.28
	Total	15.0	65.43	0.084	2.14	1.10	0.040	2.41
W3	Indicated	8.8	64.39	0.129	1.54	1.29	0.014	4.19
	Inferred	3.9	64.86	0.127	1.14	0.97	0.011	4.63
	Total	12.7	64.53	0.128	1.42	1.19	0.013	4.33
W4	Indicated	6.2	60.66	0.225	1.74	1.15	0.015	8.46
	Inferred	0.0	0.00	0.000	0.00	0.00	0.000	0.00
	Total	6.2	60.66	0.225	1.74	1.15	0.015	8.46
W5	Indicated	6.1	63.67	0.115	3.16	2.08	0.024	2.93
	Inferred	1.5	63.34	0.121	3.18	1.61	0.019	3.22
	Total	7.6	63.60	0.116	3.16	1.99	0.023	2.99
Total (Windarling)	Indicated	42.8	63.53	0.142	1.93	1.30	0.021	4.80
	Inferred	11.7	64.21	0.124	2.02	1.07	0.026	4.12
	Total	54.5	63.68	0.138	1.95	1.25	0.022	4.66

		Tonnes	Fe	Phos	SiO2	Al2O3	S	LOI
Deposit	Category	Mt	%	%	%	%	%	%
Koolyanobbing Project
TOTAL	Measured	8.4	60.93	0.159	2.75	0.90	0.040	N/C
	Indicated	121.7	61.96	0.104	2.46	1.05	0.070	6.70
	Inferred	21.8	62.70	0.127	2.16	1.06	0.058	6.77
	Total	151.9	62.01	0.110	2.45	1.04	0.067	6.71

Notes:

1.	Tonnage and grade rounded as appropriate.

2.	Cut-off grade 58% Iron. No upper limit cut-off grades have been applied to Phosphorous, Silica, Alumina and Sulphur.

3.	Resources estimates for the Koolyanobbing deposits have been completed by Golder Associates.

4.	Restrictions imposed by the State may impact on the full development of the Windarling W1 deposit.
Cockatoo Island (50% Portman)
As at 31 December 2005 the Cockatoo Island Mineral Resources for Portman Limited (50%) stood at 1.7 million tonnes at 68.14% iron. The in-situ resource estimate was completed by SRK Consulting in 2003 in accordance with the JORC Code. The total Cockatoo Island Mineral Resource stands at 3.5 million tonnes (50% Portman Limited, 50% HWE Contracting Pty Ltd).

Portman Limited Financial Statements 2005	Page 12

REVIEW OF OPERATIONS
Mineral Resource – Cockatoo Island

	Classification	Tonnes	Fe	Phos	SiO2	Al2O3	S
Deposit	JORC	Mt	%	%	%	%	%
Cockatoo Island	Indicated	3.0	68.22	0.012	0.99	0.58	0.01
	Inferred	0.5	67.61	0.013	1.29	0.86	0.01
	Total	3.5	68.14	0.012	1.03	0.62	0.01
Portman (3)	50%	1.7	68.14	0.012	1.03	0.62	0.01

Notes:

1.	In-situ resource reported within following constraints:

Easting	RL (lower limit of in-situ resource model)
From	To
1150m	1750m	-24m
1750m	2350m	-34m
2.	An in-situ bulk density of 4.7 tonnes/m [3] was adopted for ore material.

3.	Represents Portman’s share of the Cockatoo Island Joint Venture.
Ore Reserves

	Classification	Tonnes	Fe	Phos	SiO2	Al2O3	S
Project	JORC	Mt	%	%	%	%	%
Koolyanobbing
	Proved	7.0	60.82	0.121	3.85	1.36	0.050
	Probable	80.5	61.78	0.090	2.97	1.29	0.074
Total		87.5	61.71	0.093	3.04	1.29	0.072
Cockatoo (1)	Probable	1.7	68.29	0.012	0.93	0.55	0.010
Total		1.7	68.29	0.012	0.93	0.55	0.010
Portman (50%) (2)	Probable	0.8	68.29	0.012	0.93	0.55	0.010

Notes:

1.	Represents 100% of Cockatoo Island reserve. Reserve calculated using an updated Stage 2 pit design documented in a December 2005 geotechnical report by Coffey Geosciences Pty Ltd.

2.	Represents Portman’s share of the Cockatoo Island Joint Venture.
The Mineral Resources at Koolyanobbing and Cockatoo Island have been classified as Measured, Indicated and Inferred in accordance with the JORC guidelines, based on the assessment of geological continuity, drill data density and grade continuity.
The Measured and Indicated Mineral Resource has been used to determine the Proved and Probable Ore Reserve by applying appropriate optimisation and scheduling techniques and is based on Portman’s current and forecast operating cost and product specification criteria. The calculation in this manner complies with the JORC code.

The information in this report that relates to Exploration Results, Mineral Resources or Ore Reserves is based on information compiled by Mr R G Graber, who is a Member of the American Institute of Professional Geologists (AIPG), a ‘Recognised Overseas Professional Organisation’ included in a list promulgated by the ASX from time to time. Mr Graber is an employee of Cliffs Reduced Iron Management Company, a subsidiary of Cleveland-Cliffs Inc, and is seconded to the company. Mr Graber has sufficient experience which is relevant to the style of mineralisation and type of deposit under consideration and to the activity which he is undertaking to qualify as a Competent Person as defined in the 2004 Edition of the “Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves’. Mr Graber consents to the inclusion in this report of the matters based on his information in the form and context in which it appears.

Portman Limited Financial Statements 2005	Page 13

CORPORATE GOVERNANCE STATEMENT
AT 31 DECEMBER 2005
The Portman Board continues to be a strong advocate of good corporate governance and is very focused on fulfilling its responsibilities to all of its legitimate stakeholders.
The Board has adopted the “Principles of Good Corporate Governance and Best Practice Recommendations” established by the ASX Corporate Governance Council and published by ASX in March 2003. The Company has created a corporate governance section on its website which sets out in full detail the various charters, policies and codes of conduct that have been adopted by the Board to ensure compliance with the “best practice recommendations” referred to above.
Role and Structure of the Board
The role of the Board is to chart and monitor the direction, strategies and financial objectives of the Company and to monitor compliance with regulatory requirements and ethical standards. The Managing Director is responsible to the Board for the day to day management of the Company.
In accordance with ASX Principle 1 the Board has established a Board Charter (see website) which sets out in detail the responsibilities and functions of the directors as distinct from management.
The composition of the Board recognises the majority ownership position of Cleveland-Cliffs Inc (“Cliffs”). It is considered appropriate that Directors associated with the controlling shareholder constitute a majority of Directors on the Board. Notwithstanding this, the Directors discharge their duties in the interests of all the shareholders.
The Board is comprised of a Chairman, five non-executive directors and one executive director (the Managing Director). Below is a table setting out pertinent details regarding the tenure of each director at the date of this report.

Name of	Role of			Year of
Director	Director	Non-Executive	Independent	Appointment
J S Brinzo	Chairman	Yes	No	2005
R R Mehan	Managing Director	No	No	2005
W R Calfee	Non Executive	Yes	No	2005
M D Perrott	Non Executive	Yes	Yes	1997
D J Gallagher	Non Executive	Yes	No	2005
D H Gunning	Non Executive	Yes	No	2005
M H Macpherson	Non Executive	Yes	Yes	2003
Details of the professional skills and experience of each of the directors are set out in the Directors’ Report — see page 19 — 21.
Each Director has the right to seek independent professional advice at the Company’s expense. However, prior approval of the Chairman is required which is not to be unreasonably withheld.
The Board has implemented a process for the annual reviews of its overall performance, consistent with ASX Principle 8.

Portman Limited Financial Statements 2005	Page 14

CORPORATE GOVERNANCE STATEMENT
AT 31 DECEMBER 2005
Director Independence
The Board of Directors does not consist of a majority of “independent” Directors. This is not in compliance with ASX Principle 2.1. As stated above the composition of the Board recognises Cliffs’ majority shareholding. The Directors are required to, and do, act in accordance with their statutory duties of good faith and for proper purpose. All related party transactions, including those with Cliffs have been determined to be in the interests of the Company.
As shown in the table above, the Company’s Chairman is not an independent director, which is contrary to ASX Principle 2.2. The Chairman is also the Chairman and CEO of Cliffs, and he has been appointed as Portman’s Chairman because of Cliffs’ majority ownership position discussed above.
Audit and Risk Management Committee
In accordance with ASX Principles 4 and 7, the Board has established and adopted an Audit and Risk Management Committee Charter which has been posted to the corporate governance section of our website. A Risk Management Policy has also been adopted and posted to the Website.
The Audit and Risk Management Committee is appointed by the Board and is comprised of three non-executive Directors of whom two are required to be independent. The present members of the Audit Committee are Mr. Perrott (Chair), Mr. Gunning and Mr. Macpherson.
The Committee provides a formal structure for reviewing Portman’s financial statements, accounting policies, control systems, risk management practices and liaising with external and internal auditors.
The Committee advises the Board of any matters that might have a significant impact on the financial condition of Portman and has the authority to investigate any matters with the terms of reference, having full access to the information and resources of Portman to fulfil its function. Related party transactions are considered by the Committee and where appropriate, the independent members of the Committee only.
The Committee reviews compliance with the Corporation Act, the requirements of the Australian Stock Exchange and other regulatory requirements.
Nomination and Remuneration Committee
In December 2003, the Board adopted a Nomination and Remuneration Committee Charter (see website) that stipulates the composition of the committee and the duties and responsibilities of the committee members.
The members of this committee at the date of this report are Mr. Brinzo (Chair), Mr. Perrott and Mr. Calfee.
Treasury Policy Committee
In December 2004, the Board adopted a Treasury Policy Committee Charter (see website) to assist the Board and management in relation to foreign exchange, borrowings and investment dealings within Portman.
The members of this Committee are Mr. Gallagher (Chair), Mr. Gunning, Mr Hunt (Portman’s Financial Controller) and Mr. Cunningham (from Oakvale, Portman’s external treasury advisor).
Minority Shareholders Interests Committee
In April 2005, the Board appointed a new Committee to review issues related to the interests of the minority shareholders, including related party transactions. The members of the Committee are Mr. M Perrott (Chair) and Mr. M Macpherson.

Portman Limited Financial Statements 2005	Page 15

CORPORATE GOVERNANCE STATEMENT
AT 31 DECEMBER 2005
Conduct and Ethics
The Board has adopted the Code of Conduct produced by the Australian Institute of Company Directors (AICD) to guide directors and promote high ethical and professional standards. The Board also endorsed the Guidelines accompanying that Code.
The Company has also established and the Board has endorsed a Code of Conduct for all employees. This code aims to develop a consistent understanding of, and approach to, the desired standards of conduct and behaviour of employees of Portman in carrying out their roles for the Company. Through this code Portman seeks to encourage and develop a culture of professionalism, honesty and responsibility in order to maintain and enhance our reputation as a valued employer, business operator and good corporate citizen.
The Board Code of Conduct and The Employees Code of Conduct are in accordance with ASX Principles 3 and 10 respectively and have been posted on our website.
Securities Trading
The Board has adopted a Securities Trading Policy (see website) that applies to directors and all employees. Under this policy all directors and employees of the Company are prohibited from trading in the Company’s securities (ie share and options) if they are in possession of “inside information” and during certain periods prior to the announcement of quarterly, half yearly, full year results and the holding of the AGM. Trading by Restricted Persons (as defined in the Policy) requires clearance from:
i)	in the case of the Chairman wishing to trade, all the other directors;

ii)	in the case of directors wishing to trade, the Chairman; and

iii)	in the case of all other Restricted Persons, the Company Secretary.
This policy is in accordance with ASX Principle 3.
Financial Reporting and Risk Management
In accordance with ASX Principle 4 the financial statements and notes thereto contained in this Annual Report involved both the Managing Director and Chief Financial Officer giving a sign off, to the best of their knowledge and belief, that the Company’s financial report presents a true and fair view, in all material respects, of the Company’s financial condition and operating results and is in accordance with applicable accounting standards.
In respect to Risk Management, the Managing Director and the Chief Financial Officer are required to inform the Board annually in writing that:
i)	the sign off given in relation to the financial statements is founded on a sound system of risk management and internal compliance and control which implements the policies adopted by the Board.

ii)	the Company’s risk management and internal compliance and control system is operating efficiently and effectively in all material respects.
In order for the Managing Director and Chief Financial Officer to make this attestation, the Company utilised management questionnaires covering compliance, risk management and matters affecting the financial statements.

Portman Limited Financial Statements 2005	Page 16

CORPORATE GOVERNANCE STATEMENT
AT 31 DECEMBER 2005
Market Disclosure
In accordance with ASX Principle 5 the Board has established and adopted a Market Disclosure Policy (see website) to outline the disclosure obligations of the Company as required by ASIC, ASX, the Corporations Act and the ASX Listing Rules. The Company is committed to:
i)	complying with the general and continuous disclosure principles contained in the ASX Listing Rules and the Act;

ii)	preventing the selective or inadvertent disclosure of material price sensitive information;

iii)	ensuring that shareholders and the market are provided with full and timely information about its activities; and

iv)	ensuring that all market participants have equal opportunity to receive externally available information issued by the Company.
Continuous disclosure is included as an agenda item at all meetings of the Board. Any issue that arises which may need to be disclosed is to be immediately reported to the disclosure officer.
The Company Secretary has been appointed as the Company’s disclosure officer responsible for implementing and administering this policy.
Shareholder Communication
In accordance with ASX Principle 6 the Board has established and adopted a Shareholder Communication Policy (see website) to ensure shareholders are provided with current, relevant information and that they are empowered through effective communication.
Portman places considerable importance on effective communication with shareholders and has and will continue to require the presence of the external auditor to attend the Annual General Meetings and answer questions about the conduct of the audit and the preparation and content of the audit report.
ENVIRONMENTAL MANAGEMENT
Portman is committed to ensuring that diligent environmental management is an integral part of business planning and operations, and strives to achieve high standards of environmental performance in all of its activities. Portman will satisfy all relevant legislation and regulations, and continue the development and implementation of a structured Environmental Management System to ensure responsible and proactive environmental management.
The Board is responsible for the Environmental Governance of the Group including the strategic direction, risk assessment, monitoring systems and review processes. The effective implementation of procedures in the Environmental Management System ensures the proper discharge of this responsibility.
All operations managers are required to identify significant environmental risks and applicable environmental legislation to the Board. Periodically and as required, operations managers are required to confirm compliance with all relevant legislation and report the status of identified environmental risks.
Reviews or audits are conducted over all operations to monitor performance and confirm compliance with required standards. These reviews or audits are performed by appropriately trained and authorised

Portman Limited Financial Statements 2005	Page 17

CORPORATE GOVERNANCE STATEMENT
AT 31 DECEMBER 2005
individuals, internal and external to the organisation. Any substantive matters are reported to the Board. Issues arising from these exercises are monitored to ensure the completion of appropriate corrective or preventative actions.
Considerable progress in the implementation of environmental research and management programmes was achieved during the year. No material breaches of environmental regulations or legislation occurred at Portman’s operations in 2005.
HEALTH AND SAFETY
Portman considers the health and safety of all people associated with its operations as one of its highest corporate priorities and is committed to achieving a healthy and accident free work environment.
It is Portman’s objective to continuously improve our safety performance through the implementation of systematic programmes to minimize the risk to the wellbeing of its employees, contractors and customers. In so doing Portman will be acting in the best long term interests of the organisation.
The absolute minimum standard of performance Portman will accept is compliance with all applicable statutory requirements and regulations. During 2005, an independent audit was completed by an external consultant. The audit tested compliance with the Department of Industry and Resources, Safety, Health and Environmental Audit Guidelines, The Mines Safety and Inspection Act 1994, Mines Safety and Inspection Regulations 1995, and relevant Standards and Codes of Practice. The audit found Portman to be in compliance with regulatory requirements. A list of improvements were also identified and are being actioned by the Company.
Portman’s health and safety measures will be integrated with its operations, properly resourced and communicated, and supported with training and awareness programmes.
Portman recognises that to achieve its aims will require clear leadership, and acceptance of collective and individual responsibilities towards providing a safe workplace.

Portman Limited Financial Statements 2005	Page 18

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
The directors of Portman Limited submit herewith the annual financial report of the company for the financial year ended 31 December 2005. In order to comply with the provisions of the Corporations Act 2001, the directors report as follows:
(a)	Directors

The names of the directors of Portman Limited in office during or since the end of the financial year are:

John S Brinzo	(appointed 12 April 2005)
Richard R Mehan	(appointed 12 April 2005)
William R Calfee	(appointed 12 April 2005)
Donald J Gallagher	(appointed 12 April 2005)
David H Gunning	(appointed 12 April 2005)
Malcolm H Macpherson
Michael D Perrott
George F Jones	(resigned 6 April 2005)
Barry J Eldridge	(resigned 12 April 2005)
Fiona E Harris	(resigned 12 April 2005)
Richard Knight	(resigned 12 April 2005)
Directors were in office for this entire period unless otherwise stated.

(b)	Information on Directors and Company Secretary

Chairman John S Brinzo — Age: 64

Mr Brinzo is chairman, chief executive officer and a director of Cleveland-Cliffs Inc.

Mr. Brinzo’s career with Cleveland-Cliffs began in 1969 as a financial analyst. He held a number of management positions, both at Cliffs’ corporate headquarters and at Cliffs mining operations in Michigan. He was named vice president and controller in 1983, senior vice president-finance in 1987, executive vice president-finance in 1989, executive vice president-finance and planning in 1997, president and chief executive officer in November 1997, and chairman in 2000.

He earned his Bachelor of Science in Business Administration from Kent State University and an MBA from Case Western Reserve University.

Mr. Brinzo is a member of the American Iron and Steel Institute and chairman of the National Mining Association. He is active in the local community, including serving on the Board of Trustees of the Great Lakes Science Center, Kent State Foundation, and is a board member of The Brink’s Company.

Managing Director and Chief Executive Officer Richard R Mehan – Age: 52

Mr. Mehan holds a Bachelor of Economics degree from Monash University. He has 27 years experience in the resources industry with the vast majority being in the traded iron ore industry. Mr. Mehan is in his eighth year with Portman Limited having held the roles of General Manager-Iron Ore, General Manager Marketing and Chief Operating Officer prior to this appointment as Managing Director and Chief Executive Officer.

Portman Limited Financial Statements 2005	Page 19

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
Non-Executive Director
William R Calfee – Age: 59
Mr Calfee is executive vice president-commercial of Cleveland-Cliffs Inc, with responsibilities for all Cliffs commercial activities.
Mr. Calfee joined Cleveland-Cliffs in 1972 as an ore sales representative. He assumed increasingly responsible positions in the commercial area before being named vice president-ore sales in 1983. In 1986, Mr. Calfee was named executive vice president and chief operating officer. Following the acquisition of Pickands Mather & Co. and further corporate restructuring, he became senior executive vice president in 1989 and assumed his current position in October 1995.
An officer in the U.S. Navy, Mr. Calfee received his Bachelor of Arts from Williams College, and completed the Advanced Management program at the Graduate School of Business at Harvard University.
Mr. Calfee is a director of Ideastream (public television and public radio) in Cleveland, Ohio.
Non-Executive Director
Donald J Gallagher – Age: 53
Mr Gallagher is executive vice president, chief financial officer and treasurer of the Cleveland-Cliffs Inc. His responsibilities include finance, financial reporting, accounting, financial planning, treasury and investor relations functions.
Mr. Gallagher joined Cliffs in 1981 as an ore sales representative in the commercial department. He has held various management positions within Cliffs, and was named vice president-sales in August 1998. A native of Cleveland, Ohio, Mr. Gallagher earned his bachelor’s degree in Economics from Yale University and an MBA from Case Western Reserve University.
Mr. Gallagher has served as chairman of the Cleveland Section of the A.I.M.E. and is currently a member of Financial Executives International, the Iron and Steel Society of the A.I.M.E., and the American Iron and Steel Institute. He is also active in the local community, including serving on the board of the Boys and Girls Clubs of Cleveland.
Non-Executive Director
David H Gunning – Age: 63
Mr Gunning joined Cleveland-Cliffs Inc as vice chairman in 2001. His responsibilities include business development and the execution of Cleveland-Cliffs’ corporate strategy.
Prior to joining Cliffs, Mr. Gunning was a consultant and private investor. Before that, he was president and chief executive officer of Capitol American Financial Corporation, which was sold to Conseco, Inc., in 1997. For more than 25 years, Mr. Gunning was with the law firm of Jones, Day, Reavis & Pogue (now known as Jones Day), where he last served as the partner in charge of the firm’s worldwide corporate practice.
A native of Cleveland, Ohio, Mr. Gunning earned a Bachelor of Arts from Cornell University and received his law degree from Harvard University.
He is a director of Cleveland-Cliffs Inc, Lincoln Electric Holdings, Development Alternatives, Inc., and MFS Funds. He is a trustee of the Chicago Theological Seminary, Playhouse Square Foundation, and the College of Wooster.

Portman Limited Financial Statements 2005	Page 20

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
Non-Executive Director
Malcolm H Macpherson — Age: 61
Mr Macpherson (B.Sc, FAusIMM, FTSE) has had extensive experience in the mining and minerals industry at both the operational and executive level. He is a director of Minara Resources Limited and Titanium Corporation Inc and Chairman of Azumah Resources Limited and Cooperative Research Centre for Sustainable Resource Processing. He is also Chairman of the not for profit, Independent Living Centre of W.A. (inc) and a member of the senate of Murdoch University.
Non-Executive Director
Michael D Perrott – Age: 60
Mr Perrott (B.Com, FAIM) has been involved in industries associated with construction, contracting, mining and land development since 1969. He is currently Chairman of Port Bouvard Limited, GME Resources Limited, Bone Medical Limited and Canning Vale Weaving Mills. He is a member of the Board of Notre Dame University and a council member of the National Advisory Council for Suicide Prevention and the State Ministerial Council for Suicide Prevention.
Company Secretary
Leo A Kipfstuhl – Age: 64
Mr Kipfstuhl is General Manager Finance and Administration and Company Secretary. He joined Cleveland-Cliffs in 1963 and has over 40 years experience in accounting, finance and corporate development. Prior to his assignment to Portman, he was Director – Corporate Development for Cliffs and from 1999 to 2002 he was Vice President and Chief Financial Officer for Cliffs and Associates Limited, a Cliffs’ subsidiary in the Republic of Trinidad and Tobago.
Directorships of other listed companies

Name	Company	Period of Directorship

J S Brinzo	The Brink’s Company	2004 — present
D H Gunning	Lincoln Electric Holdings	1985 — present
	Development Alternatives Inc	1970 — present
	MFS Funds	2004 — present
M H Macpherson	Minara Resources Limited	2002 — present
	Titanium Corporation Inc	2005 — present
	Azumah Resources Limited *	2005 — present
M D Perrott	Port Bouvard Limited *	1998 — present
	GME Resources Limited *	1996 — present
	Bone Medical Limited *	2001 — 2005
	Schaffer Corporation Ltd	2005 — present

*	Chairman

Portman Limited Financial Statements 2005	Page 21

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(c)	Committees of Directors

The names of the Directors who constitute the Committees of Directors at the date of this report are:

Audit & Risk	Nomination &		Minority Shareholder
Management	Remuneration	Treasury Policy	Interests

M D Perrott – (Chair)	J S Brinzo – (Chair)	D J Gallagher – (Chair)	M D Perrott – (Chair)
D H Gunning	W R Calfee	D H Gunning	M H Macpherson
M H Macpherson	M D Perrott	C J Hunt *
J Cunningham – Oakvale
Capital Limited *

*	Messrs Hunt and Cunningham are not directors of Portman Limited but are elected members of the respective committees.
(d)	Directors’ Meetings

During the year the Company held 12 meetings of Directors. The names of Directors and members of the current Committees of the Board are outlined on pages 19 and 22. Directors who are not members of a Committee are invited to attend Committee meetings and more often than not accept this standing invitation. The attendances of the Directors at meetings of the Board and Director members of its Committees were as follows:

Pre changeover of directors prior to Cleveland-Cliffs Inc acquisition (1 Jan — 12 Apr 2005)

		Meeting of Committees
	Directors’	Audit & Risk	Nomination &
	Meetings	Management	Remuneration	Treasury Policy

Number of Meetings Held:	8	1	1	1
G F Jones (1)	7	n/a	1	1
B J Eldridge (2)	8	n/a	n/a	1
F E Harris (2)	8	1	n/a	1
R Knight (2)	8	1	1	n/a
M H Macpherson	8	1	n/a	n/a
M D Perrott	7	1	0	1
Notes
(1) resigned 6 April 2005
(2) resigned 12 April 2005

Portman Limited Financial Statements 2005	Page 22

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(d)	Directors’ Meetings (continued)

Post changeover of directors after Cleveland-Cliffs Inc acquisition (12 Apr – 31 Dec 05)

		Meeting of Committees
					Minority
	Directors’	Audit & Risk	Nomination &		Shareholder
	Meetings	Management	Remuneration	Treasury Policy	Interests

Number of Meetings Held:	4	3	2	3	1
J S Brinzo (1)	4	n/a	2	n/a	n/a
R R Mehan (1)	4	n/a	n/a	n/a	n/a
W R Calfee (1)	3	n/a	2	n/a	n/a
D J Gallagher (1)	4	n/a	n/a	3	n/a
D H Gunning (1)	4	3	n/a	3	n/a
M H Macpherson	4	3	n/a	n/a	1
M D Perrott	4	3	2	n/a	1
Notes
(1) appointed 12 April 2005
(e)	Principal Activities

The principal activities of the Consolidated Entity during the year were management, exploration and mining of mineral resources.

(f)	Results

The Consolidated Entity’s net profit attributable to members of the parent entity was $84,242 thousand (2004: $32,205 thousand)

(g)	Dividends

After completion of the Cleveland-Cliffs acquisition, your Board met four times in 2005 since the acquisition and reviewed the financial status of the company and took no actions on dividends.

In respect of the financial year ended 31 December 2004 an interim dividend of 4.5 cents per share fully franked was paid to the holders of fully paid ordinary shares on 1 October 2004.

(h)	Review of Operations

A review of the Consolidated Entity’s operations and the results of those operations are included in pages 6 to 13 of this report.

(i)	Significant changes in the state of affairs

On 12 January 2005, Cleveland-Cliffs Inc, announced a A$3.40 per share cash takeover offer for Portman Limited which was further increased to A$3.85 per share on 25 February 2005. On 22 March 2005, Cleveland-Cliffs announced they had received acceptances which had increased their voting power to more than 50% and on 19 April 2005, when the offer finally closed, acceptances had been received for 80.45% of the shares on issue.

There were no other significant changes in the state of affairs of the Consolidated Entity.

Portman Limited Financial Statements 2005	Page 23

\

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(j)	Subsequent Events

On 31 January 2005 mining contractor Henry Walker Eltin Group Ltd (HWE) went into voluntary administration. Portman utilises the services of HWE for contract mining at its Koolyanobbing and Cockatoo Island Iron Ore projects. The Cockatoo Island Iron Ore project is an unincorporated joint venture between HWE and Portman. As of 1 February 2006, HWE’s mining assets were sold to Leighton Contractors, an Australian based mining and construction contractor, and the Koolyanobbing contract has been assumed by them. Leighton also purchased HWE’s subsidiary that owned its 50% interest in the Cockatoo Island joint venture, and is continuing to manage the operation.

There has not been any other matter or circumstance that has arisen since the year-end that has affected or may significantly affect the operations of the Consolidated Entity, the results of those operations or the state of affairs of the Consolidated Entity in subsequent periods.

(k)	Future Developments

In the opinion of the Directors it is considered that, apart from general details of likely developments referred to in the Review of Operations, it may prejudice the interests of the Consolidated Entity if information in respect of future plans or likely developments in the Consolidated Entity’s operations are disclosed. Therefore, information otherwise required to be included by Section 299 of the Corporations Act 2001 has been excluded.

(l)	Environmental Regulations

The Consolidated Entity’s Environmental obligations and waste discharge quotas are regulated under both State and Federal law. Performance with respect to environmental obligations is monitored by the Board of Directors and subjected from time to time to Government agency audits and site inspections. The Consolidated Entity has a policy that requires compliance as the minimum acceptable standard of performance, with an objective of surpassing performance obligations in most instances. No material environmental breaches have occurred during the year ended 31 December 2005.

(m)	Remuneration report

This report outlines the remuneration arrangements in place for key management personnel of Portman Limited and its controlled entities for the year ended 31 December 2005. The key management personnel of Portman Limited during the year were:

Name	Title	Date Appointed	Date Resigned

John S Brinzo	Chairman	12 April 2005
Richard R Mehan	Managing Director	12 April 2005
William R Calfee	Non-Executive Director	12 April 2005
Donald J Gallagher	Non-Executive Director	12 April 2005
David H Gunning	Non-Executive Director	12 April 2005
Malcolm H Macpherson	Non-Executive Director	Continuing
Michael D Perrott	Non-Executive Director	Continuing
George F Jones	Chairman		6 April 2005
Barry J Eldridge	Managing Director		12 April 2005
Fiona E Harris	Non-Executive Director		12 April 2005
Richard Knight	Non-Executive Director		12 April 2005
Shigeru Fujikawa	General Manager – Marketing	Continuing
Ron G Graber	General Manager – Exploration	1 August 2005
Leo A Kipfstuhl	General Manager – Finance & Administration (1) and Company Secretary (2)	(1) 16 May 2005 (2) 16 July 2005
Phil S Nolan	General Manager – Operations	Continuing
Kevin N Watters	General Manager — Projects & Engineering	3 May 2005
Geoffrey T Clifford	General Manager – Administration and Company Secretary		15 July 2005
Anthony J Schoer	Chief Financial Officer		30 April 2005

Portman Limited Financial Statements 2005	Page 24

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(m)	Remuneration report (continued)
Included in the key management personnel above are the 5 highest remunerated executives of the Consolidated Entity. The Parent Entity does not employ any executives.
Remuneration Policies
Non-executive directors
The Company’s non-executive directors receive only fees (including statutory superannuation) for their services and the reimbursement of reasonable expenses. The fees paid to the Company’s non-executive directors reflect the demands on, and responsibilities of, those directors. They do not receive any retirement benefits (other than compulsory superannuation). The advice of independent remuneration consultants is taken to establish that the directors’ fees are in line with market standards.
A directors’ fee pool limit of $600,000 per annum was approved by shareholders at the Annual General meeting in 2004 and is currently utilised to a level of $160,000 per annum. This fee pool is only available to non-executive directors as Board membership is taken into account in determining the remuneration paid to executive directors as part of their normal employment conditions. The Board members from Cleveland-Cliffs Inc receive no fees from Portman and are reimbursed for travel expenses for attending Board Meetings. The two independent non-executive directors currently receive $80,000 per annum each. In 2005 Mr. Perrott received additional compensation for the period when acting as Chairman. In 2004 Mr Macpherson received additional compensation for performing business development consulting on behalf of the Board of Directors.
Managing Director and Other Key Management Personnel
The Nomination and Remuneration Committee is responsible for determining the remuneration policies for the group, including those affecting executive directors and other key management personnel.
The committee may seek appropriate external advice to assist its decision making. Remuneration policies and practices are directed at attracting, motivating and retaining quality people. Key principles in setting remuneration include shareholder value, market competitiveness and internal relativity and equity.
Cleveland-Cliffs has seconded two key management personnel, Messrs. Graber and Kipfstuhl, to Portman and their costs are charged to the company under a Master Services Agreement executed by the two companies. This results in Portman effectively paying the salary and bonus entitlements of these two individuals in accordance with the terms of the service agreements that they have with a subsidiary of Cliffs. These agreements are governed by the compensation policies of the parent company, which are generally consistent with Portman’s policies.
The remuneration policy for executive directors and other key management personnel has three main components: fixed remuneration, annual incentive and long term incentive.
Fixed Remuneration
Executive directors and other key management personnel receive fixed remuneration including a base salary (inclusive of statutory superannuation) and are provided with a parking bay. Mr. Nolan is provided with a fully maintained company vehicle. They are also provided with a service agreement of no fixed length (except for Mr Fujikawa whose service agreement is renewed annually) that provides them with 6 months (previously 12 months) base salary in the event of redundancy. The Managing Director and Messrs. Waters and Nolan have service agreements containing 12 month payout clauses in the event of redundancy. The two seconded key management personnel do not have redundancy clauses.

Portman Limited Financial Statements 2005	Page 25

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(m)	Remuneration report (continued)
Short Term Incentive (STI)
The Nomination and Remuneration Committee links the nature and amount of executive remuneration to the Company’s financial and operational performance. The Managing Director and other key management personnel participate in a plan which provides cash incentives for meeting Key Performance Indicators (“KPI’s”) that include company earnings, operating costs performance and strategic objectives. The Managing Director and other key management personnel are rewarded for the performance of both the area they manage and the group as a whole.
After Cliffs purchase, a consultant was employed to review the Portman STI Plan and proposed changes to align it with the Cliffs Plan. This work was completed and approved by the Board in December 2005.
Because of the above study, specific KPI’s for 2005 were not established for the Managing Director and Key Management Personnel. The Board reviewed the Managing Director’s performance in detail, to determine the level of STI reward for 2005 and approved $175,000. The Board approved the STI payments to the other Key Management Personnel based on the recommendation of the Managing Director, after his review of their performances and approved $59,122, $68,425 and $60,000 for Messrs. Fujikawa, Nolan and Watters respectively.
Long Term Incentive (LTI)
To align the interests of the Key Management Personnel with the long term objectives of the Company and its majority shareholder, the company established a new Long Term Incentive Plan in 2005, which was approved by the Board in December 2005.
The plan covers a three year performance period and is measured on the following factors:

1.	Cleveland-Cliffs Inc performance relative to shareholder return, return on assets, and accomplishment of strategic objectives; and

2.	Portman’s cumulative earnings versus plan.
The Cliffs factors are the same as those used for the Cliffs Performance Share Plan. Portman’s cumulative earnings versus plan was selected on the recommendation of the consultant.
Annual target awards are made to each participating key management personnel, which will be earned over the three year period. For the three year period 2005-2007, the company awards were $150,000, $60,000, $60,000, $60,000, $20,900 and $20,900 to Messrs. Mehan, Nolan, Watters, Fujikawa, Graber and Kipfstuhl respectively.
Retention Payment
To assist the company in retaining key management personnel, retention awards were made to the Managing Director and one key management person. The Managing Director’s award of $425,000, which was approved in April 2005, is payable in two instalments, with 2/3 payable in April 2007 and the balance in April 2008. Mr. Watter’s retention award, which was approved in May 2005, was for $150,000, with $50,000 payable in May 2005, and the balance payable in two instalments, in January 2006 and 2007. The awards are contingent upon the key management personnel’s continued employment at payment dates. Mr Graber and Mr Kipfstuhl have retention payments, which were approved at the effective date of their secondment, and are contingent upon them completing the term of their secondment, equal to $61,475 and $47,131 respectively.
The structure and disclosure of the Company’s remuneration policies for executive directors and other key management personnel are generally consistent with ASX Principle 9.

Portman Limited Financial Statements 2005	Page 26

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(m) Remuneration report (continued)
Compensation (paid and payable) to Key Management Personnel

					Long-term employee
	Short-term employee benefits				benefits					Percentage of
	Salary &	Short term		Superan-	Long term		Termination	Equity		compensation
	fees	incentive	Other	nuation	incentive	Other	benefits	options (12)	Total	linked to
2005	$	$	$	$	$	$	$	$	$	performance

Continuing
J S Brinzo (1)	—	—	—	—	—	—	—	—	—	—
R R Mehan (2)	412,905	175,000	3,201	11,862	50,000	138,284	—	180,230	971,482	34%
W R Calfee (1)	—	—	—	—	—	—	—	—	—	—
D J Gallagher (1)	—	—	—	—	—	—	—	—	—	—
D H Gunning (1)	—	—	—	—	—	—	—	—	—	—
M H Macpherson	73,394	—	—	6,606	—	—	—	—	80,000	—
M D Perrott (3)	87,038	—	—	3,345	—	—	—	—	90,383	—
S Fujikawa (4)	229,533	59,122	—	—	20,000	—	—	180,230	488,885	16%
R R Graber (5)	58,994	19,205	1,334	7,258	3,445	8,994	—	—	99,230	32%
L A Kipfstuhl (6)	136,224	36,417	2,001	17,079	5,167	11,340	—	—	208,228	25%
P S Nolan (7)	204,448	68,425	73,078	11,862	20,000	3,274	—	24,191	405,278	22%
K N Watters (8)	228,499	60,000	103,201	11,862	20,000	3,807	—	—	427,369	42%

	1,431,035	418,169	182,815	69,874	118,612	165,699	—	384,651	2,770,855

Non Continuing
G F Jones	49,131	—	—	3,722	—	—	—	—	52,853	—
B J Eldridge (9)	144,138	—	800	3,862	—	—	755,513	2,819,000	3,723,313	—
R Knight	26,722	—	—	2,405	—	—	—	—	29,127	—
F E Harris	27,557	—	—	2,480	—	—	—	—	30,037	—
G T Clifford (10)	145,089	—	1,734	5,792	—	—	374,441	403,850	930,906	—
A J Schoer (11)	102,061	—	1,067	3,862	—	—	438,882	503,030	1,048,902	—

	494,698	—	3,601	22,123	—	—	1,568,836	3,725,880	5,815,138

Total 2005	1,925,733	418,169	186,416	91,997	118,612	165,699	1,568,836	4,110,531	8,585,993

Portman Limited Financial Statements 2005	Page 27

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(n) Remuneration report (continued)
Compensation (paid and payable) to Key Management Personnel

					Long-term employee
	Short-term employee benefits				benefits					Percentage of
	Salary &	Short term		Superan-	Long term		Termination	Equity		compensation
	fees	incentive	Other	nuation	incentive	Other	benefits	options (12)	Total	linked to
2004	$	$ (13)	$	$	$	$	$	$	$	performance

Continuing
R R Mehan (2)	289,940	76,831	3,049	11,293	—	29,119	—	18,603	428,835	18%
M H Macpherson (14)	95,737	—	—	8,617	—	—	—	—	104,354	—
M D Perrott	70,331	—	—	6,330	—	—	—	—	76,661	—
S Fujikawa (4)	203,500	43,721	—	—	—	—	—	39,570	286,791	15%
P S Nolan (7)	187,953	37,846	69,065	11,293	—	3,066	—	20,150	329,373	11%
K N Watters (8)	199,002	20,400	3,320	11,148	—	3,217	—	—	237,087	9%

	1,046,463	178,798	75,434	48,681	—	35,402	—	78,323	1,463,101

Non Continuing
G F Jones	113,282	—	—	10,048	—	—	—	106,000	229,330	—
B J Eldridge (9)	508,707	249,600	3,320	11,293	—	—	—	119,150	892,070	28%
R Knight	70,331	—	—	6,330	—	—	—	—	76,661	—
F E Harris	74,329	—	—	6,690	—	—	—	—	81,019	—
G T Clifford (10)	211,656	61,864	3,320	11,293	—	—	—	28,270	316,403	20%
A J Schoer (11)	290,746	75,891	3,320	11,293	—	—	—	22,342	403,592	19%

	1,269,051	387,355	9,960	56,947	—	35,402	—	275,762	1,999,075

Total 2004	2,315,514	566,153	85,394	105,628	—	35,402	—	354,085	3,462,176

Portman Limited Financial Statements 2005	Page 28

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(m) Remuneration report (continued)
      Remuneration of Directors and Key Management Personnel
      Notes
(1)	The Board members from Cleveland-Cliffs Inc receive no fees from Portman and are reimbursed for travel expenses for attending board meetings.

(2)	Other long term employee benefits include a retention bonus accrual of $106,250 which is based on 100% probability that the retention target will be met and long service leave accrual of $32,034 (2004: $29,119). Other short term employee benefits include a car parking benefit of $3,201 (2004: $3,049).

(3)	Includes an increase in salary for period when Acting Chairman.

(4)	Mr Fujikawa is remunerated in United States Dollars (“USD’). For the purposes of this disclosure all figures have been converted to Australian dollars (“AUD”).

(5)	Mr Graber is remunerated in United States Dollars (“USD’). For the purposes of this disclosure all figures have been converted to Australian dollars (“AUD”). Other long term employee benefits include a retention bonus accrual of $8,994 which is based on 100% probability that the retention target will be met. Other short term employee benefits include a car parking benefit of $1,334.

(6)	Mr Kipfstuhl is remunerated in United States Dollars (“USD’). For the purposes of this disclosure all figures have been converted to Australian dollars (“AUD”). Other long term employee benefits include a retention bonus accrual of $11,340 which is based on 100% probability that the retention target will be met. Other short term employee benefits include a car parking benefit of $2,001.

(7)	Other short term employee benefits include various remote living allowances of $65,700 (2004: $62,700) and a motor vehicle benefit of $7,378 (2004: $6,365). Other long term employee benefits include long service of $3,274 (2004: $3,066).

(8)	Other short term employee benefits includes a retention bonus of $100,000 of which $50,000 was paid during the year ended 31 December 2005 and $50,000 is based on 100% probability that the retention target will be met and a car parking benefit of $3,201 (2004: $3,320). Other long term employee benefits include long service of $3,807 (2004: $3,217).

(9)	Termination benefits includes a payout on redundancy of $728,000 for one year’s salary and bonus component and accrued annual leave of $27,513. Other short term employee benefits include a car parking benefit of $800 (2004: $3,320).

(10)	Termination benefits includes a payout on redundancy of $336,000 for one year’s salary and bonus component, accrued annual leave and long service leave of $38,441. Other short term employee benefits include a car parking benefit of $1,734 (2004: $3,320).

(11)	Termination benefits includes a payout on redundancy of $408,000 for one year’s salary and bonus component and accrued annual leave of $30,882. Other short term employee benefits include a car parking benefit of $1,067 (2004: $3,320).

(12)	As part of the acquisition of a controlling interest in Portman Limited by Cleveland-Cliffs Australia Pty Ltd during the year ended 31 December 2005 Portman Limited paid out and cancelled share options, under the existing share option plans. Portman Limited was fully reimbursed for the options paid out by Cleveland-Cliffs Australia Pty Ltd. The 2004 disclosure includes the fair value of the 2004 vesting portion of equity options.

(13)	The short term incentive for 2004 has been adjusted from the amount accrued in 2004 to the actual cash payment.

(14)	Includes an increase in fees relating to the period when performing business development consulting on behalf of the Board of Directors.

Portman Limited Financial Statements 2005	Page 29

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(m) Remuneration report (continued)
Portman Limited Employee Share Option Plan (Unquoted Securities)
The Portman Limited Employee Share Option Plan (ESOP) was adopted by the shareholders of the Company on 8 April 1998. The ESOP contains Company performance hurdles that must be achieved before options become exercisable.
Under the ESOP options to subscribe for fully paid ordinary shares of the Company may be issued to participants. Eligible employees (being employees, directors or consultants to any Portman Group Company), subject to invitation to participate by the Board of Directors of the Company, may participate in the ESOP.
Each ESOP option may convert to one fully paid ordinary share. The total number of shares granted under this ESOP, excluding any exercised, lapsed or cancelled options, must not exceed 5% of the then issued share capital of the Company on a fully diluted basis (notwithstanding that those shares may for any reason subsequently represent more than 5% of that capital).
Any ESOP option which has not been exercised before the fifth anniversary of its issue date automatically lapses.
The exercise price of each ESOP option will be not less than the weighted average of the last sale prices of the Company’s fully paid ordinary shares on the Australian Stock Exchange over the five trading days on which a sale was effected immediately preceding the day on which the Board resolves to issue the ESOP option.
The issue price of shares issued on the exercise of ESOP options is recognised as issued capital at the date of issue.
Share-based payment arrangements in existence during the period

					Fair value
				Exercise	at grant
				price	date
Option series	Number	Grant date	Expiry date	($)	($)

Issued 2 April 2001	50,000	02-Apr-01	02-Apr-06	1.153	1.18
Issued 19 April 2002	17,000	19-Apr-02	19-Apr-07	2.427	2.40
Issued 25 June 2003	421,000	25-Jun-03	25-Jun-08	1.160	1.07
Issued 29 August 2003	1,000,000	29-Aug-03	29-Aug-08	1.031	1.27
Remuneration options: granted and vested during the year
No options were granted as equity compensation benefits to directors or other key management personnel during the financial year.
No options vested during the financial year as all options outstanding at 1 January 2005 were paid out and cancelled by Portman Limited. Portman Limited was subsequently reimbursed by Cleveland-Cliffs Australia Pty Ltd.
Shares issued on exercise of remuneration options
No shares were issued during the financial year to directors or other key management personnel.

Portman Limited Financial Statements 2005	Page 30

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(m) Remuneration report (continued)
      Option holdings of directors and other key management personnel

	Balance at	Granted			Balance at
	beginning	as			end of
	of period	Remuner	Options	Paid out and	period
	1 Jan 05	ation	Exercised	cancelled	31 Dec 05
2005	No.	No.	No.	No.	No.

Directors
R R Mehan	67,000	—	—	(67,000)	—
B J Eldridge	1,000,000	—	—	(1,000,000)	—

Other Key Management Personnel
S Fujikawa	67,000	—	—	(67,000)	—
P S Nolan	17,000	—	—	(17,000)	—
G T Clifford	150,000	—	—	(150,000)	—
A J Schoer	187,000	—	—	(187,000)	—

Total	1,488,000	—	—	(1,488,000)	—

	Balance at	Granted			Balance at
	beginning	as		Paid out	end of
	of period	Remuner	Options	and	period
	1 Jan 04	ation	Exercised	cancelled	31 Dec 04
2004	No.	No.	No.	No.	No.

Directors
G F Jones	1,750,00	—	(1,750,000)	—	—
B J Eldridge	1,500,000	—	(500,000)	—	1,000,000
M D Perrott	500,000	—	(500,000)	—	—

Other Key Management Personnel
G T Clifford	270,000	—	(120,000)	—	150,000
S Fujikawa	250,000	—	(183,000)	—	67,000
R R Mehan	167,000	—	(100,000)	—	67,000
P S Nolan	117,000	—	(100,000)	—	17,000
A J Schoer	250,000	—	(63,000)	—	187,000

Total	4,804,000	—	(3,316,000)	—	1,488,000

Portman Limited Financial Statements 2005	Page 31

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(m) Remuneration report (continued)
      Shareholdings of Directors and Other Key Management Personnel

	Balance	Granted as	On Exercise	Shares	Balance
	1 Jan 05	Remuneration	of Options	Sold	31 Dec 05
2005	No.	No.	No.	No.	No.

Directors
G F Jones	4,750,000	—	—	(4,750,000)	—
B J Eldridge	657,000	—	—	(657,000)	—
R Knight	100,000	—	—	(100,000)	—
M D Perrott	620,000	—	—	(620,000)	—

Other Key Management Personnel
G T Clifford	20,000	—	—	(20,000)	—
P S Nolan	33,000	—	—	(33,000)	—

Total	6,180,000	—	—	(6,180,000)	—

	Balance	Granted as	On Exercise	Shares	Balance
	1 Jan 04	Remuneration	of Options	Sold	31 Dec 04
2004	No.	No.	No.	No.	No.

Directors
G F Jones	3,000,000	—	1,750,000	—	4,750,000
B J Eldridge	157,000	—	500,000	—	657,000
R Knight	100,000	—	—	—	100,000
M D Perrott	120,000	—	500,000	—	620,000

Other Key Management Personnel
G T Clifford	20,000	—	120,000	(120,000)	20,000
S Fujikawa	—	—	183,000	(183,000)	—
R R Mehan	—	—	100,000	(100,000)	—
P S Nolan	—	—	100,000	(67,000)	33,000
A J Schoer	—	—	63,000	(63,000)	—

Total	3,397,000	—	3,316,000	(533,000)	6,180,000

All equity transactions with directors and other key management personnel other than those arising from the exercise of remuneration options have been entered into under terms and conditions no more favourable than those the entity would have adopted if dealing at arm’s length.

Portman Limited Financial Statements 2005	Page 32

DIRECTORS’ REPORT
FOR THE YEAR ENDED 31 DECEMBER 2005
(n)	Indemnification of officers and auditors

During the year, the Company has paid premiums of $195,043 in respect of a contract insuring all the Directors and officers of Portman Limited against a liability incurred in their role as directors and officers of the Company, except where:
i)	the liability arises out of conduct involving a wilful breach of duty; or

ii)	there has been a contravention of Section 182, 183 or 184 of the Corporations Act.
The Company has not otherwise, during or since the financial year, indemnified or agreed to indemnify an auditor of the Company or of any related body corporate against a liability incurred as such an auditor.

(o)	Auditor’s independence declaration

The auditor’s independence declaration is included on page 34.

(p)	Non-audit services

The auditor (or by another person or firm on the auditor’s behalf) did not provide any non-audit services during the year and hence the directors are satisfied that the general standard of independence for auditors imposed by the Corporations Act 2001 has been met.

Details of amounts paid or payable to the auditor for audit services provided during the year are outlined in Note 28 to the financial statements.

(q)	Rounding of amounts to nearest thousand dollars

The Company is of the kind specified in Australian Securities and Investments Commission class order 98/0100, dated 10 July 1998. In accordance with that class order, amounts in the Directors’ report and financial statements have been rounded to the nearest thousand dollars unless specifically stated to be otherwise.

(r)	Corporate Structure

The Company is an Australian listed public company limited by shares. It is domiciled in Australia. The company has prepared a consolidated financial report to include the entities that it controlled during the financial years as shown in Note 12 to the financial statements. The Consolidated Entity had 74 employees at 31 December 2005 (2004: 73).

Signed for and on behalf of the Board in accordance with a resolution of the directors, made pursuant to s298(2) of the Corporations Act 2001.

/s/ J S Brinzo	/s/ R R Mehan

J S Brinzo	R R Mehan
CHAIRMAN	MANAGING DIRECTOR

Perth, Western Australia
27 February 2006
Portman Limited Financial Statements 2005

Deloitte Touche Tohmatsu
A.B.N. 74 490 121 080

Woodside Plaza
240 St Georges Terrace
Perth WA 6000
GPO Box A46
Perth WA Australia
Portman Limited
The Board of Directors	Tel: +61(0) 8 9365 7000
Level 11, The Quadrant	Fax + 61(0) 8 9365 7001
1 William Street	www.deloitte.com.au
PERTH WA 6000
27 February 2006
Our ref: H:\and\Clients\070425 Portman Ltd\31 December 2005 \PSR\Financial\2111 Independence declarations under s307C of the Corporations Act 2001.doc
Dear Board Members
AUDITOR’S INDEPENDENCE DECLARATION TO PORTMAN LIMITED
In accordance with section 307C of the Corporations Act 2001. I am pleased to provide the following declaration of independence to the directors of Portman Limited.
As lead audit partner for the audit of the financial statements of Portman Limited for the financial year ended 31 December 2005, I declare that to the best of my knowledge and belief, there have been no contraventions of:
(i)	the auditor independence requirements of the Corporations Act 2001 in relation to the audit; and

(ii)	any applicable code of professional conduct in relation to the audit.
Yours sincerely
/s/ (DELOITTE TOUCH TOHMATSU)
DELOITTE TOUCHE TOHMATSU
/s/ AT Richards
AT Richards
Partner
Chartered Accountant
Member of
Deloitte Touche Tohmatsu
Liability limited by a scheme approved under Professional Standards Legislation

Portman Limited Financial Statements 2005	Page 34

Deloitte Touche Tohmatsu ABN 74 490 121 060

Woodside Plaza
Level 14
240 St Georges Terrace
Perth WA 6000
GPO Box A46
Perth WA 6837 Australia

DX 206
Tel: +61 (0) 8 9365 7000
Fax: +61 (0) 8 9365 7001
www.deloitte.com.au
Independent audit report to the members of
Portman Limited
Scope
The financial report, compensation disclosures and directors’ responsibility
The financial report comprises the balance sheet, income statement, cash flow statement, statement of changes in equity, a summary of significant accounting policies and other explanatory notes and the directors’ declaration for both Portman Limited (the company) and the consolidated entity, for the financial year ended 31 December 2005 as set out on pages 37 to 98. The consolidated entity comprises the company and the entities it controlled at the year’s end or from time to time during the financial year.
The company has disclosed information about the compensation of key management personnel (“compensation disclosures”), as required by paragraphs Aus 25.4 to Aus 25.7.2 of Accounting Standard AASB 124 Related Party Disclosures (“AASB 124”) (“the compensation disclosures”) under the heading “remuneration report” in pages 24 to 32 of the directors’ report, as permitted by ASIC Class Order 06/50.
The directors of the company are responsible for the preparation and true and fair presentation of the financial report in accordance with Accounting Standards in Australia and the Corporations Act 2001. This includes responsibility for the maintenance of adequate financial records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report. The directors are also responsible for the compensation disclosures contained in the directors’ report.
Audit approach
We have conducted an independent audit of the financial report and compensation disclosures in order to express an opinion on them to the members of the company. Our audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance whether the financial report is free of material misstatement and the compensation disclosures comply with AASB 124. The nature of an audit is influenced by factors such as the use of professional judgement, selective testing, the inherent limitations of internal controls, and the availability of persuasive rather than conclusive evidence. Therefore, an audit cannot guarantee that all material misstatements have been detected.
We performed procedures to form an opinion whether, in all material respects, the financial report is presented fairly in accordance with Accounting Standards in Australia and the Corporations Act 2001 so as to present a view which is consistent with our understanding of the company’s and the consolidated entity’s financial position, and performance as represented by the results of their operations, their changes in equity and their cash flows and whether the compensation disclosures comply with AASB 124.
Member of
Deloitte Touche Tohmatsu
Liability limited by a scheme approved under Professional Standards Legislation

Portman Limited Financial Statements 2005	Page 35

Our procedures included examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial report, and the evaluation of accounting policies and significant accounting estimates made by the directors.
While we considered the effectiveness of management’s internal controls over financial reporting when determining the nature and extent of our procedures, our audit was not designed to provide assurance on internal controls.
The audit opinion expressed in this report has been formed on the above basis.
Audit Opinion

In our opinion:
(1) the financial report of Portman Limited is in accordance with the Corporations Act 2001, including:
(i)	giving a true and fair view of the company’s and consolidated entity’s financial position as at 31 December 2005 and of their performance for the year ended on that date; and

(ii)	complying with Accounting Standards in Australia and the Corporations Regulations 2001; and
(2)	the compensation disclosures that are contained in pages 24 to 32 of the directors’ report comply with Accounting Standard AASB 124 Related Party Disclosures (“AASB 124”).
/s/ (DELOITTE TOUCHE TOHMATSU)

DELOITTE TOUCHE TOHMATSU
/s/ AT Richards

AT Richards
Partner
Chartered Accountants
Perth, 27 February 2006

Portman Limited Financial Statements 2005	Page 36

DIRECTORS’ DECLARATION
FOR THE YEAR ENDED 31 DECEMBER 2005
The directors declare that:
(a)	in the directors’ opinion, there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable;

(b)	in the directors’ opinion, the attached financial statements and notes thereto are in accordance with the Corporations Act 2001, including compliance with accounting standards and giving a true and fair view of the financial position and performance of the consolidated entity; and
(c)	the directors have been given the declarations required by s.295A of the Corporations Act 2001.
Signed in accordance with a resolution of the directors, made pursuant to s295(5) of the Corporations Act 2001.
On behalf of the Directors

/s/ J S Brinzo	/s/ R R Mehan

J S Brinzo	R R Mehan
CHAIRMAN	MANAGING DIRECTOR

Perth, Western Australia
27 February 2006
Portman Limited Financial Statements 2005

PORTMAN LIMITED
INCOME STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2005

			Consolidated Entity		Parent Entity
			2005	2004	2005	2004
	Notes		$’000	$’000	$’000	$’000
Revenue from sale of product	2	(a)	354,498	195,435	—	—

Cost of sales			(181,846)	(112,364)	—	—

Gross profit			172,652	83,071	—	—

Other revenues	2	(a)	3,554	2,319	2,459	1,416

Other income	2	(a)	1,994	205	—	—

Shipping and selling expenses			(35,314)	(24,184)	—	—

Marketing expenses			(1,062)	(993)	—	—

Administrative expenses			(14,811)	(8,609)	(844)	(1,021)

Borrowing costs	2	(b)	(2,878)	(2,600)	—	—

Other expenses	2	(b)	(4,318)	(4,799)	—	10,000

Profit before income tax expense			119,817	44,410	1,615	10,395

Income tax expense	3		(35,575)	(12,205)	(452)	(96)

Profit for the period			84,242	32,205	1,163	10,299

Profit attributable to members of the parent entity			84,242	32,205	1,163	10,299

Earnings per share:

Basic (cents per share)	26		47.95	18.55

Diluted (cents per share)	26		47.79	18.45

Notes to the financial statements are included on pages 42 to 98.
Portman Limited Financial Statements 2005

PORTMAN LIMITED
BALANCE SHEET
AS AT 31 DECEMBER 2005

		Consolidated Entity		Parent Entity
		2005	2004	2005	2004
	Notes	$’000	$’000	$’000	$’000
CURRENT ASSETS
Cash and cash equivalents	5	74,507	17,753	64,454	14,168
Trade and other receivables	6	23,523	18,918	210	62
Inventories	7	45,181	27,895	—	—
Other financial assets	8	4,105	—	—	—
Other assets	9	656	25,175	—	—

TOTAL CURRENT ASSETS		147,972	89,741	64,664	14,230

NON-CURRENT ASSETS
Trade and other receivables	10	1,770	2,045	102,632	130,254
Inventories	11	25,760	18,724	—	—
Other financial assets	12	953	—	1	1
Exploration and evaluation	13	3,712	1,045	—	—
Property, Plant and Equipment	14	214,563	154,601	—	—
Other assets	15	3,111	10,580	—	—

TOTAL NON-CURRENT ASSETS		249,869	186,995	102,633	130,255

TOTAL ASSETS		397,841	276,736	167,297	144,485

CURRENT LIABILITIES
Trade and other payables	16	50,997	21,881	52	74
Borrowings	17	3,729	2,144	—	—
Current tax payables	3	25,066	3,538	25,066	3,538
Provisions	18	778	608	—	—
Other financial liabilities	19	3,256	—	—	—
Other liabilities	20	—	25,174	—	—

TOTAL CURRENT LIABILITES		83,826	53,345	25,118	3,612

NON-CURRENT LIABILITES
Borrowings	21	40,150	32,911	—	—
Deferred tax liabilities	3	14,492	13,586	59	9
Provisions	22	10,917	8,148	—	—
Other financial liabilities	23	2,673	—	—	—
Other liabilities	24	—	7,692	—	—

TOTAL NON-CURRENT LIABILITIES		68,232	62,337	59	9

TOTAL LIABILITES		152,058	115,682	25,177	3,621

NET ASSETS		245,783	161,054	142,120	140,864

EQUITY
Issued capital	25	105,774	105,681	105,774	105,681
Reserves		843	—	—	—
Retained Earnings		139,166	55,373	36,346	35,183

TOTAL EQUITY		245,783	161,054	142,120	140,864

Notes to the financial statements are included on pages 42 to 98.

Portman Limited Financial Statements 2005	Page 39

PORTMAN LIMITED
STATEMENT OF CHANGES IN EQUITY
FOR THE YEAR ENDED 31 DECEMBER 2005

		Consolidated Entity		Parent Entity
		2005	2004	2005	2004
	Note	$’000	$’000	$’000	$’000
Issued Capital
Balance at beginning of financial year		105,681	106,028	105,681	106,028
Proceeds from exercise of share options		93	5,356	93	5,356
Payment for buyback of shares		—	(5,703)	—	(5,703)

Balance at end of financial year		105,774	105,681	105,774	105,681

Reserves
Hedging Reserve
Balance at beginning of financial year		—	—	—	—
Opening adjustment to hedge reserve for the fair value of hedges at 1 January 2005
Fair value of hedges		27,855	—	—	—
Deferred tax on fair value of hedges		(8,022)	—	—	—
Cash flow hedges:
Gain/(loss) taken to equity		(4,312)	—	—	—
Transferred to Income Statement		(22,340)	—	—	—
Income tax on items taken directly to or transferred from equity		7,662	—	—	—

Balance at end of financial year		843	—	—	—

Retained Earnings
Balance at beginning of financial year		55,373	38,072	35,183	39,788
Retained earnings adjustment on transition to AASB139:
Option premium expense		(641)	—	—	—
Income tax on option premium expense		192	—	—	—
Dividends paid		—	(14,904)	—	(14,904)
Profit		84,242	32,205	1,163	10,299

Balance at end of financial year		139,166	55,373	36,346	35,183

Total change in equity for the financial year attributable to members of the parent entity		84,729	16,954	1,256	(4,952)

Net income after tax recognised directly in equity		18,990	—	—	—
Profit		84,242	32,205	1,163	10,299

Total recognised income and expense for the financial year attributable to members of the parent entity		103,232	32,205	1,163	10,299

Notes to the financial statements are included on pages 42 to 98.

Portman Limited Financial Statements 2005	Page 40

PORTMAN LIMITED
CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 DECEMBER 2005

			Consolidated Entity		Parent Entity
			2005	2004	2005	2004
	Note		$’000	$’000	$’000	$’000
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers			347,264	186,674	—	—
Payments to suppliers and employees			(247,669)	(165,058)	(866)	(966)
Income tax paid			(13,310)	(6,984)	(2,749)	(37)
GST received			23,385	14,104	—	—
Interest received			2,784	1,894	2,311	1,606
Insurance proceeds received			601	—	—	—
Interest and other costs of finance paid			(2,403)	(2,208)	—	—

Net cash flows provided by/(used in) operating activities	35	(b)	110,652	28,422	(1,304)	603

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of plant and equipment			144	15	—	—
Payments for property, plant and equipment			(60,081)	(38,112)	—	—
Proceeds from sale of listed investments			—	1,154	—	—
Payment for foreign exchange option premiums			(1,982)	—	—	—

Net cash flows used in investing activities			(61,919)	(36,943)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from share issues			93	5,356	93	5,356
Payment for share buy-back			—	(5,703)	—	(5,703)
Proceeds from borrowings			9,983	—	—	—
Repayment of lease liabilities			(2,055)	(2,687)	—	—
Amounts received from/(to) related parties			9,339	—	(37,851)	(62,378)
Repayment of amounts due from/(to) related parties			(9,339)	—	89,348	48,334
Dividends paid			—	(14,904)	—	(14,904)

Net cash flows provided by/(used in) financing activities			8,021	(17,938)	51,590	(29,295)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS			56,754	(26,459)	50,286	(28,692)

Cash and cash equivalents at the beginning of the financial year			17,753	44,212	14,168	42,860

CASH AND CASH EQUIVALENTS AT THE END OF THE FINANCIAL YEAR	5		74,507	17,753	64,454	14,168

Notes to the financial statements are included on pages 42 to 98.

Portman Limited Financial Statements 2005	Page 41

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1: Summary of Accounting Policies
Statement of compliance
The financial report is a general purpose financial report, which has been prepared in accordance with the requirements of the Corporations Act 2001, Accounting Standards and Urgent Issues Group Interpretations, and complies with other requirements of the law. Accounting Standards include Australian equivalents to International Financial Reporting Standards (“A-IFRS”). Compliance with the A-IFRS ensures that the consolidated financial statements and notes of the consolidated entity comply with International Financial Reporting Standards (“IFRS”). The parent entity financial statements and notes also comply with IFRS except for the disclosure requirements in IAS 32 “Financial Instruments: Disclosure and Presentation” as the Australian equivalent Accounting Standard, AASB 132 “Financial Instruments: Disclosure and Presentation” does not require such disclosures to be presented by the parent entity where its separate financial statements are presented together with the consolidated financial statements of the consolidated entity.
The financial statements were authorised for issue by the directors on 27 February 2006.
Basis of preparation
The financial report has been prepared on the basis of historical cost. Cost is based on the fair values of the consideration given in exchange for assets.
In the application of A-IFRS management is required to make judgements, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstance, the results of which form the basis of making the judgements. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
Judgements made by management in the application of A-IFRS that have significant effects on the financial statements and estimates with a significant risk of material adjustments in the next year are disclosed, where applicable, in the relevant notes to the financial statements.
Accounting policies are selected and applied in a manner which ensures that the resulting financial information satisfies the concepts of relevance and reliability, thereby ensuring that the substance of the underlying transactions or other events is reported.
The consolidated entity changed its accounting policies on 1 January 2005 to comply with A-IFRS. The transition to A-IFRS is accounted for in accordance with Accounting Standard AASB 1 ‘First-time Adoption of Australian Equivalents to International Financial Reporting Standards’, with 1 January 2004 as the date of transition. An explanation of how the transition from superseded policies to A-IFRS has affected the company’s and consolidated entity’s financial position, financial performance and cash flows is discussed in note 1(t).
The accounting policies set out below have been applied in preparing the financial statements for the year ended 31 December 2005, the comparative information presented in these financial statements for the year ended 31 December 2004, and in the preparation of the opening A-IFRS balance sheet at 1 January 2004 (as disclosed in note 39), the consolidated entity’s date of transition, except for the accounting policies in respect of financial instruments. The consolidated entity has not restated comparative information for financial instruments, including derivatives, as permitted under the first-time adoption transitional provisions. The accounting policies for financial instruments applicable to the comparative information and the impact of changes in these accounting policies on 1 January 2005, the date of transition for financial instruments, is discussed further in note 1(t).

Portman Limited Financial Statements 2005	Page 42

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
The following significant accounting policies have been adopted in the preparation and presentation of the financial report:
(a)	Borrowings

Borrowings are recorded initially at fair value, net of transaction costs. Subsequent to initial recognition, borrowings are measured at amortised cost with any difference between the initial recognised amount and the redemption value being recognised in the Income Statement over the period of the borrowing using the effective interest rate method.

(b)	Borrowing costs

Borrowing costs are expensed as incurred except for those borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset which are capitalised as part of the cost of that asset.

(c)	Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, cash in banks and investments in money market instruments, net of outstanding bank overdrafts.

(d)	Derivative financial instruments

The consolidated entity enters into a variety of derivative financial instruments to manage its exposure to foreign exchange risk, including forward foreign exchange contracts, Australian Dollar call options, collars and convertible collars. Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognised in the Income Statement immediately, unless the derivative is designated and effective as a hedging instrument, in which event, the timing of the recognition in the Income Statement depends on the nature of the hedge relationship. The consolidated entity designates certain derivatives as either hedges of the fair value of recognised assets or liabilities or firm commitments (fair value hedges) or as hedges of highly probable forecast transactions (cash flow hedges).

Cash Flow Hedge
The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are deferred in equity. The gain or loss relating to the ineffective portion is recognised immediately in the Income Statement. Amounts deferred in equity are recycled in the Income Statement in the periods when the hedged item is recognised in the Income Statement. However, when the forecast transaction that is hedged results in the recognition of a non-financial asset or a non-financial liability, the gains and losses previously deferred in equity are transferred from equity and included in the initial measurement of the cost of the asset or liability. Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated, or exercised, or no longer qualifies for hedge accounting. At that time, any cumulative gain or loss deferred in equity remains in equity and is recognised when the forecast transaction is ultimately recognised in the Income Statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was deferred in equity is recognised immediately in the Income Statement.

Time value relating to call options and collars (with or without knockouts on the floors) is excluded from the hedging designation and documentation requirements and hence is recognised immediately in the Income Statement.

Derivatives that do not qualify for hedge accounting
Where derivative instruments do not qualify for hedge accounting, changes in the fair value of any derivative instruments are recognised immediately in the Income Statement.

Portman Limited Financial Statements 2005	Page 43

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
(d)	Derivative financial instruments (continued)

Embedded Derivatives
Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives when their risks and characteristics are not closely related to those of host contracts and the host contracts are not measured at fair value with changes in fair value recognised in the Income Statement.

(e)	Employee Benefits

Provision is made for benefits accruing to employees in respect of wages and salaries, annual leave and long service leave when it is probable that settlement will be required and they are capable of being measured reliably. Provisions made in respect of employee benefits expected to be settled within 12 months, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement. Provisions made in respect of employee benefits which are not expected to be settled within 12 months are measured as the present value of the estimated future cash outflows to be made by the consolidated entity in respect of services provided by employees up to reporting date.

Defined contribution plans Contributions to defined contribution superannuation plans are expensed when incurred.

(f)	Financial Assets

Investments are recognised and derecognised on trade date where purchase or sale of an investment is under a contract whose terms require delivery of the investment within the timeframe established by the market concerned, and are initially measured at fair value, net of transaction costs.

Other financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss’, ‘held-to-maturity’ investments, ‘available-for-sale’ financial assets, and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Loans and receivables Trade receivables, loans, and other receivables are recorded at amortised cost less impairment.

(g)	Financial instruments issued by the consolidated entity

Debt and equity instruments Debt and equity instruments are classified as either liabilities or as equity in accordance with the substance of the contractual arrangement.

Transaction costs on the issue of equity instruments
Transaction costs arising on the issue of equity instruments are recognised directly in equity as a reduction of the proceeds of the equity instruments to which the costs relate. Transaction costs are the costs that are incurred directly in connection with the issue of those equity instruments and which would not have been incurred had those instruments not been issued.

Interest and dividends
Interest and dividends are classified as expenses or as distributions of profit consistent with the balance sheet classification of the related debt or equity instruments or component parts of compound instruments.

Portman Limited Financial Statements 2005	Page 44

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
(h)	Foreign currency

Both the functional and presentation currency of Portman Limited and its subsidiaries is Australian dollars (“AUD”).

Foreign currency transactions
All foreign currency transactions during the financial year are brought to account using the exchange rate in effect at the date of the transaction. Foreign currency monetary items at reporting date are translated at the exchange rate existing at reporting date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Exchange differences are recognised in the Income Statement in the period in which they arise except that:
•	exchange differences which relate to assets under construction for future productive use are included in the cost of those assets where they are regarded as an adjustment to interest costs on foreign currency borrowings;

•	exchange differences on transactions entered into in order to hedge certain foreign currency risks (refer note 1(d)).
(i)	Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:
•	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; or

•	for receivables and payables which are recognised inclusive of GST.
The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the cash flow statement on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

(j)	Impairment of assets

At each reporting date, the consolidated entity reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Consolidated Entity estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is assessed on the higher of recoverable value and the fair value less costs to sell. In assessing recoverable value, where estimated future cash flow models are used they are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised in the Income Statement immediately. Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised in the Income Statement immediately.

Portman Limited Financial Statements 2005	Page 45

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
(k)	Income tax

Current tax
Current tax is calculated by reference to the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the period. It is calculated using tax rates and tax laws that have been enacted or substantively enacted by reporting date. Current tax for current and prior periods is recognised as a liability (or asset) to the extent that it is unpaid (or refundable).

Deferred tax
Deferred tax is accounted for using the comprehensive balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax base of those items.

In principle, deferred tax liabilities are recognised for all taxable temporary differences. Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which deductible temporary differences or unused tax losses and tax offsets can be utilised. However, deferred tax assets and liabilities are not recognised if the temporary differences giving rise to them arise from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither taxable income nor accounting profit. Furthermore, a deferred tax liability is not recognised in relation to taxable temporary differences arising from goodwill.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and joint ventures except where the consolidated entity is able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with these investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period(s) when the asset and liability giving rise to them are realised or settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by reporting date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Consolidated Entity expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the company/consolidated entity intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax for the period
Current and deferred tax is recognised as an expense or income in the income statement, except when it relates to items credited or debited directly to equity, in which case the deferred tax is also recognised directly in equity, or where it arises from the initial accounting for a business combination, in which case it is taken into account in the determination of goodwill or excess.

Portman Limited Financial Statements 2005	Page 46

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
(k)	Income tax (continued)

Tax consolidation
The company and all its wholly-owned Australian resident entities are part of a tax-consolidated group under Australian taxation law. Portman Limited is the head entity in the tax-consolidated group.

Tax expense/income, deferred tax liabilities and deferred tax assets arising from temporary differences of the members of the tax-consolidated group are recognised in the separate financial statements of the members of the tax-consolidated group using the “stand alone taxpayer” approach.

Current tax liabilities and assets of the tax-consolidated group are recognised by the company (as head entity in the tax-consolidated group).

Due to the existence of a tax funding arrangement between entities in the tax-consolidated group, amounts are recognised as payable to or receivable by the company and each member of the group in relation to the tax contribution amounts paid or payable between the parent entity and the other members of the tax-consolidated group in accordance with the arrangement. Further information about the tax funding arrangement is detailed in note 3 to the financial statements.

(l)	Inventories

Inventories are valued at the lower of cost and net realisable value. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to inventory on hand by the method most appropriate to each particular class of inventory, with the majority being valued on a weighted average basis. Net realisable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

(m)	Joint ventures

Jointly controlled assets and operations
Interests in jointly controlled assets and operations are reported in the financial statements by including the consolidated entity’s share of assets employed in the joint ventures, the share of liabilities incurred in relation to the joint ventures and the share of any expenses incurred in relation to the joint ventures in their respective classification categories.

(n)	Leased assets

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Consolidated Entity as lessee
Assets held under finance leases are initially recognised at their fair value or, if lower, at amounts equal to the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income, unless they are directly attributable to qualifying assets, in which case they are capitalised in accordance with the consolidated entity’s general policy on borrowing costs. Finance leased assets are amortised over the estimated useful life of the asset.

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which Consolidated benefits from the leased asset are consumed.

Portman Limited Financial Statements 2005	Page 47

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
(n)	Leased assets (continued)

Lease incentives
In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefits of incentives are recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which benefits from the leased asset are consumed.

(o)	Payables

Trade payables and other accounts payable are recognised when the Consolidated Entity becomes obliged to make future payments resulting from the purchase of goods and services.

(p)	Principles of consolidation

The consolidated financial statements are prepared by combining the financial statements of all the entities that comprise the Consolidated Entity, being the company (the parent entity) and its subsidiaries as defined in Accounting Standard AASB 127 ‘Consolidated and Separate Financial Statements’. Consistent accounting policies are employed in the preparation and presentation of the consolidated financial statements. On acquisition, the assets, liabilities and contingent liabilities of a subsidiary are measured at their fair values at the date of acquisition. Any excess of the cost of acquisition over the fair values of the identifiable net assets acquired is recognised as goodwill. If, after reassessment, the fair values of the identifiable net assets acquired exceeds the cost of acquisition, the deficiency is credited to the Income Statement in the period of acquisition. The consolidated financial statements include the information and results of each subsidiary from the date on which the company obtains control and until such time as the company ceases to control such entity. In preparing the consolidated financial statements, all intercompany balances and transactions, and unrealised profits arising within the consolidated entity are eliminated in full.

(q)	Property, plant and equipment

Land, buildings, plant and equipment and mine assets
Land, buildings, plant and equipment and mine assets are stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the item. This includes the initial estimate of the costs of dismantling the item and restoring the site on which it is located, the obligation for which the Consolidated Entity incurs either when the item is acquired or as a consequence of having used the item during the particular period.

In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Depreciation is provided on property, plant and equipment, including freehold buildings but excluding land. Depreciation is calculated on a straight line or production output basis so as to write off the net cost or other revalued amount of each asset over its expected useful life to its estimated residual value. The estimated useful lives, residual values and depreciation method is reviewed at the end of each annual reporting period.

Portman Limited Financial Statements 2005	Page 48

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 1. Summary of Accounting Policies (continued)
(q) Property, plant and equipment (continued)
Major depreciation periods are as follows:

Asset Class	Basis	2005	2004
Plant and equipment	Straight Line	5 – 13 years	5 – 13 years

Plant and equipment and Mine Assets	Production Output

Motor vehicles, furniture & equipment	Straight Line	3 - 5 years	3 - 5 years
Exploration and evaluation
Costs incurred during exploration and evaluation related to an area of interest are accumulated. Costs are carried forward provided such costs are expected to be recouped through successful development, or by sale, or where exploration and evaluation activities have not at balance date reached a stage to allow a reasonable assessment regarding the existence of economically recoverable reserves. In these instances the entity must have rights of tenure to the area of interest and must be continuing to undertake exploration operations in the area.
These assets are considered for impairment on a six monthly basis, depending on the existence of impairment indicators including:
•	the period for which the Consolidated Entity has the right to explore in the specific area has expired during the period or will expire in the near future, and is not expected to be renewed;

•	substantive expenditure on further exploration for and evaluation of mineral resources in the specific area is neither budgeted nor planned;

•	exploration for and evaluation of mineral resources in the specific area have not led to the discovery of commercially viable quantities of mineral resources and the Consolidated Entity has decided to discontinue such activities in the specific area; and

•	sufficient data exists to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale.
Costs carried forward in respect of an area of interest that is abandoned are written off in the year in which the decision to abandon is made.
(r)       Provisions
Provisions are recognised when the Consolidated Entity has a present obligation, the future sacrifice of economic benefits is probable, and the amount of the provision can be measured reliably.
The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.
When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that recovery will be received and the amount of the receivable can be measured reliably.

Portman Limited Financial Statements 2005	Page 49

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 1. Summary of Accounting Policies (continued)
(s)      Revenue recognition
Sale of goods
Revenue from the sale of goods is recognised when the Consolidated Entity has transferred to the buyer the significant risks and rewards of ownership of the goods.
Dividend and interest revenue
Dividend revenue is recognised on a receivable basis.
Interest revenue is recognised on a time proportionate basis that takes into account the effective yield on the financial asset.
(t)      Comparative information
The Consolidated Entity has elected not to restate comparative information for financial instruments within the scope of Accounting Standards AASB 132 “Financial Instruments: Disclosure and Presentation” and AASB 139 “Financial Instruments: Recognition and Measurement”, as permitted on the first-time adoption of A-IFRS. The accounting policies applied to accounting for financial instruments in the current financial year are detailed in notes 1 (a) to (s). The following accounting policies were applied to accounting for financial instruments in the comparative financial year:
(i) Foreign Currency Transactions and Balances
Foreign currency transactions during the year are converted to Australian currency at the rates of exchange applicable at the dates of each transaction. Amounts receivable and payable in foreign currencies at year end are converted at the rates of exchange ruling at year end.
Specific Hedges
Hedging is undertaken in order to avoid or minimise possible adverse financial effects of movements in exchange rates. Where sales are specifically hedged, exchange gains or losses on the hedging transaction arising up to the date of sale and costs, premiums and discounts relative to the hedging transaction are deferred and included in measurement of the sale. Unrealised exchange gains and losses at each balance date are deferred and recognised in the Balance Sheet.
General Hedges
Where hedging is put in place that does not cover specific future transactions the unrealised exchange gains or losses on the hedging transaction that exist at year end are included in the Income Statement.
(ii) Investments
Listed shares held for trading are carried at net market value. Changes in net market value are recognised as revenue or expense in the Income Statement for the period.
Where listed shares have been revalued, any capital gains tax which may become payable has not been taken into account in determining the revalued carrying amount. Where it is expected that a liability for capital gains tax exists, this amount is recognised in the Income Statement for the reporting period.
All other non-current investments are carried at the lower of cost and recoverable amount.
Dividend income is recognised in the Income Statement when receivable.
(iii) Financial Instruments included in Equity
Ordinary share capital is recorded at consideration received. The costs of issuing shares are charged against share capital. Ordinary share capital bears no special terms or conditions affecting income or capital entitlements of the shareholders.

Portman Limited Financial Statements 2005	Page 50

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
(iv) Financial Instruments included in Liabilities
Loans and bills payable are recognised when issued at the amount of the net proceeds received, with any premium or discount on issue amortised over the period to maturity. Interest is recognised as an expense over the period the loans and bills are outstanding.
(v) Financial Instruments included in Assets
Trade debtors are initially recorded at the amount of contracted sales proceeds. Sales to foreign customers are either unsecured or under letter of credit arrangements, depending on the quality of customer credit.
Insurance claims receivable are brought to account when liability for a claim is acknowledged by the under-writer, at which time amounts receivable from the customer are written off.
Provision for doubtful debts is recognised to the extent that recovery of the outstanding receivable balance is considered less than likely. Any provision established is based on a review of all outstanding amounts at balance date. A specific provision is maintained for identified doubtful debts, and a general provision is maintained in respect of receivables which are doubtful of recovery but which have not been specifically identified.
Foreign currency options and forward exchange contracts are entered into as specific hedges of current receivables and future transactions and are recognised as either an asset or liability. The premium or discount and gain or loss is deferred and included in the initial measurement of the anticipated item being hedged. Where it becomes probable that some or all of the hedged transactions will not occur as designated the deferred gains and losses relating to those transactions that are no longer expected to occur as designated are recognised immediately in the Income Statement.
Bank deposits, bills of exchange, promissory notes, loans, marketable securities and marketable equity securities are carried at the lower of cost or recoverable amount. Interest revenue is recognised over the period the financial assets are outstanding.
Dividend revenue is recognised when the dividends are receivable.
Purchases and sales of investments are recognised on the trade date.
(vi) Payables
Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the Consolidated Entity.
Payables to related parties are carried at the principal amount. Interest, when charged by the lender, is recognised as an expense on an accrual basis.
Deferred cash settlements are recognised at the present value of the outstanding consideration payable on the acquisition of an asset discounted at prevailing commercial borrowing rates.
The effect of changes in the accounting policies for financial instruments on the balance sheet as at 1 January 2005 is shown below:

Portman Limited Financial Statements 2005	Page 51

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 1. Summary of Accounting Policies (continued)
(t)      Comparative information (continued)

	Consolidated Entity			Parent Entity
	31 Dec	Effect of	1 Jan	31 Dec	Effect of	1 Jan
	2004	adoption	2005	2004	adoption	2005
	$’000	$’000	$’000	$’000	$’000	$’000

CURRENT ASSETS
Cash and cash equivalents	17,753	—	17,753	14,168	—	14,168
Trade and other receivables	18,918	—	18,918	62	—	62
Inventories	27,895	—	27,895	—	—	—
Other financial assets	—	21,225	21,225	—	—	—
Other assets	25,175	(24,059)	1,116	—	—	—

TOTAL CURRENT ASSETS	89,741	(2,834)	86,907	14,230	—	14,230

NON-CURRENT ASSETS
Trade and other receivables	2,045	—	2,045	130,254	—	130,254
Inventories	18,724	—	18,724	—	—	—
Other financial assets	—	5,515	5,515	1	—	1
Property, plant and equipment	155,646	—	155,646	—	—	—
Other assets	10,580	(7,861)	2,719	—	—	—

TOTAL NON-CURRENT ASSETS	186,995	(2,346)	184,649	130,255	—	130,255

TOTAL ASSETS	276,736	(5,180)	271,556	144,485	—	144,485

CURRENT LIABILITIES
Trade and other payables	21,881	—	21,881	74	—	74
Borrowings	2,144	—	2,144	—	—	—
Current tax payables	3,538	—	3,538	3,538	—	3,538
Provisions	608	—	608	—	—	—
Other liabilities	25,174	(25,174)	—	—	—	—

TOTAL CURRENT LIABILITIES	53,345	(25,174)	28,171	3,612	—	3,612

NON-CURRENT LIABILITIES

Borrowings	32,911	—	32,911	—	—	—
Deferred tax liabilities	13,586	7,830	21,416	9	—	9
Provisions	8,148	—	8,148	—	—	—
Other financial liabilities	—	472	472	—	—	—
Other liabilities	7,692	(7,692)	—	—	—	—

TOTAL NON-CURRENT LIABILITIES	62,337	610	62,947	9	—	9

TOTAL LIABILITIES	115,682	(24,564)	91,118	3,621	—	3,621

NET ASSETS	161,054	19,384	180,438	140,864	—	140,864

EQUITY
Issued capital	105,681	—	105,681	105,681	—	105,681
Reserves	—	19,833	19,833	—	—	—
Retained earnings	55,373	(449)	54,924	35,183	—	35,183

TOTAL EQUITY	161,054	19,384	180,438	140,864	—	140,864

Portman Limited Financial Statements 2005	Page 52

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 1. Summary of Accounting Policies (continued)
(t)      Comparative information (continued)
The effectiveness of hedging relationships are assessed from 1 January 2005. No adjustment has been made in relation to the ineffective portion of hedges under the superseded policies for hedges which were not considered highly effective before 1 January 2005.
The main adjustments necessary that would make the comparative financial statements comply with AASB 132 and AASB 139 are listed below:
i.	the recognition and measurement of all derivatives (including any embedded derivatives) at fair value;

ii.	the recognition in the Income Statement of the movement in the fair value of derivatives which did not qualify for hedge accounting or were not designated as hedging instruments;

iii.	the transfer of deferred hedging gains or losses recognised as assets and liabilities arising from a cash flow hedge of a forecast transaction to the hedging reserve;

iv.	the deferral in equity of the effective portion of the movement in fair value of derivatives accounted for as a cash flow hedge;

v.	the recognition in the Income Statement of the ineffective portion of the movement in fair value of hedging instruments accounted for as a cash flow hedge;

vi.	the recognition of any current or deferred taxes in relation to the adjustments described above; and

vii.	the de-recognition of other deferred hedging gains and losses recognised as assets and liabilities.
(u)      Other changes in accounting policies
Early adoption
The Consolidated Entity has early adopted UIG 4 “Determining whether an Arrangement contains a Lease” effective for the year ended 31 December 2005. The early adoption of the UIG has resulted in the recording of a finance lease as disclosed in note 39 (b).
AASB Accounting Standards not yet effective
The Consolidated Entity has not considered the impact on the financial statements for future reporting periods as a result of the revisions to AASB139 “Financial Instruments: Recognition and Measurement”.
In addition the Consolidated Entity has not considered the impact on the financial statements for future reporting periods of the newly issued standard AASB7 “Financial Instruments: Disclosures” which is effective 1 January 2007.

Portman Limited Financial Statements 2005	Page 53

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Note 2: Profit from operations The profit from ordinary activities before income tax is arrived at after:
(a) Profit from ordinary items is after crediting the following:

Sales revenue	354,498	195,435	—	—

Other revenues
Interest received from other corporations	2,932	1,704	2,459	1,416
Management fees	225	136	—	—
Agency Fee	397	456	—	—
Other	—	23	—	—

Total other revenues	3,554	2,319	2,459	1,416

Other income
Insurance/dispute recovery	1,801	—	—	—
Gain/(loss) on sale of investments	—	(94)	—	—
Gain/(loss) from sale of plant and equipment	77	(2)	—	—
Unwinding of discount on long term rail receivable	116	301	—	—

Total other income	1,994	205	—	—

(b) Profit from ordinary items is after charging the following expenses:

Finance costs
Interest paid/payable to other corporations	393	60	—	—
Unwinding of discount on rehabilitation provision and rehabilitation receivable	475	392	—	—
Finance lease charges	2,010	2,148	—	—

Total finance costs	2,878	2,600	—	—

Other expenses
Write down of inventory to net realisable value	853	4,794	—	—
Reversal of write down of inventories to net realisable value	(132)	—	—	—
Movement in fair value of ineffective hedge instruments and time value on hedging instruments	3,585	—	—	—
Write back of provision for diminution of controlled entity receivable	—	—	—	(10,000)
Other	12	5	—	—

Total other expenses	4,318	4,799	—	(10,000)

Portman Limited Financial Statements 2005	Page 54

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Note 2: Profit from operations (continued)
(c) Other disclosures:

Amortisation and depreciation
Mining ventures and tenements	10,898	7,127	—	—
Plant and equipment	3,791	2,616	—	—
Plant and equipment under finance lease	1,745	2,696	—	—

Other expense items
Operating lease charges	372	368	—	—
Government royalties	22,017	11,338	—	—
Employee entitlements	10,057	7,346	262	445
Superannuation payments	560	496	19	34

Note 3: Income taxes

(a) Income tax recognised in profit or loss

Tax expense comprises:
Current tax expense	37,585	10,915	434	186
Adjustments recognised in the current year in relation to the current tax of prior years	(2,748)	(2,574)	—	(108)
Tax loss transfers	—	—	(32)	(22)
Deferred tax expense relating to the origination and reversal of temporary differences	738	3,864	50	40

Total tax expense	35,575	12,205	452	96

The prima facie income tax expense on pre-tax accounting profit from operations reconciles to the income tax expense in the financial statements as follows:
Profit from ordinary activities before income tax expense	119,817	44,410	1,615	10,395

Prima facie tax thereon at 30%	35,945	13,323	485	3,118
Research and development uplift deductions	(391)	(755)	—	—
Benefit from tax losses not previously brought to account	—	(1)	—	—
Reversal of provision for diminution on receivable	—	—	—	(3,000)
Other	21	(362)	(33)	(22)

Total tax expense	35,575	12,205	452	96

Portman Limited Financial Statements 2005	Page 55

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 3: Income taxes (continued)
The tax rate used in the above reconciliation is the corporate tax rate of 30% payable by Australian corporate entities on taxable profits under Australian tax law. There has been no change in the corporate tax rate when compared with the previous reporting period.

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

(b) Income tax recognised directly in equity

The following current and deferred amounts were charged directly to equity during the period:

Deferred tax:
Revaluation of financial instruments treated as cash flow hedges	361	—	—	—

Total	361	—	—	—

(c) Current tax liabilities

Current tax payables:
Income tax payable attributable to:
Parent entity	408	127	408	127
Entities in the tax-consolidated group	24,658	3,411	24,658	3,411

Total	25,066	3,538	25,066	3,538

(d) Deferred tax balances

Deferred tax liabilities comprise:
Temporary differences	14,492	13,586	59	9

Total	14,492	13,586	59	9

Portman Limited Financial Statements 2005	Page 56

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 3: Income taxes (continued)
Taxable and deductible temporary differences arise from the following:

	Consolidated Entity
	Opening	Charged to	Charged to	Closing
	balance	income	equity	balance
2005	$’000	$’000	$’000	$’000
Gross deferred tax liabilities
Non assessable income	(709)	(289)	—	(998)
Inventory	(21)	(1)	—	(22)
Property, plant & equipment	(1,018)	(32)	—	(1,050)
Mining, ventures & tenements	(13,349)	(2,496)	—	(15,845)
Deferred waste	(979)	46	—	(933)

	(16,076)	(2,772)	—	(18,848)

Gross deferred tax assets
Accruals	759	98	—	857
Provisions	232	62	—	294
Business Development	105	(105)	—	—
Prepayments	2	(2)	—	—
Acquisition related costs	26	1,265	—	1,291
Property, plant & equipment	—	62	—	62
Rehabilitation	1,031	(86)	—	945
Deferred foreign exchange	335	(335)	—	—
Cash flow hedges (1)	—	1,268	(361)	907

	2,490	2,227	(361)	4,356

Net deferred tax liabilities	(13,586)	(545)	(361)	(14,492)

Note: (1) Includes an opening adjustment of $192 thousand.

	Consolidated Entity
	Opening	Charged to	Charged to	Closing
	balance	income	equity	balance
2004	$’000	$’000	$’000	$’000
Gross deferred tax liabilities
Non assessable income	—	(709)	—	(709)
Inventory	(16)	(5)	—	(21)
Property, plant & equipment	(789)	(229)	—	(1,018)
Mining, ventures & tenements	(12,639)	(710)	—	(13,349)
Deferred waste	—	(979)	—	(979)

	(13,444)	(2,632)	—	(16,076)

Gross deferred tax assets
Accruals	644	115	—	759
Provisions	1,546	(1,314)	—	232
Project Pool	—	105	—	105
Prepayments	2	—	—	2
Acquisition related costs	—	26	—	26
Rehabilitation	579	452	—	1,031
Deferred foreign exchange	951	(616)	—	335

	3,722	(1,232)	—	2,490

Net deferred tax liabilities	(9,722)	(3,864)	—	(13,586)

Portman Limited Financial Statements 2005	Page 57

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 3: Income taxes (continued)

	Parent Entity
	Opening	Charged to	Charged to	Closing
	balance	income	equity	balance
2005	$’000	$’000	$’000	$’000
Gross deferred tax liabilities
Non assessable income	(19)	(44)	—	(63)

Gross deferred tax assets
Accruals	10	(6)	—	4

Net deferred tax liability	(9)	(50)	—	(59)

	Parent Entity
	Opening	Charged to	Charged to	Closing
	balance	income	equity	balance
2004	$’000	$’000	$’000	$’000
Gross deferred tax liabilities
Non assessable income	—	(19)	—	(19)

Gross deferred tax assets
Accruals	4	6	—	10
Prepayment	2	(2)	—	—
Provisions	25	(25)	—	—

	31	(21)	—	10

Net deferred tax asset/(liability)	31	(40)	—	(9)

(e) Unrecognised deferred tax balances
The consolidated and parent entities have estimated capital tax losses, the benefit of which at 30%, have not been brought to account as follows:

	Consolidated Entity
	2005	2004
	$’000	$’000

Capital losses	15,139	14,571

The benefit for the capital tax losses will only be obtained if:
(i)	the Consolidated Entity derives future assessable income of a nature and amount sufficient to enable the benefit from the deductions to be realised;

(ii)	the Consolidated Entity continues to comply with conditions for deductibility imposed by tax legislation; and

(iii)	no changes in tax legislation adversely affect the Consolidated Entity in realising the benefit from the deductions for the losses.

Portman Limited Financial Statements 2005	Page 58

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 3: Income taxes (continued)
Tax Consolidation
Relevance of tax consolidation to the consolidated entity.
The company and its wholly-owned Australian resident entities have formed a tax-consolidated group with effect from 1 January 2004 and are therefore taxed as a single entity from that date. The head entity within the tax-consolidated group is Portman Ltd. The members of the tax-consolidated group are identified at note 12.
Nature of tax funding arrangements and tax sharing agreements
Entities within the tax-consolidated group have entered into a tax funding arrangement and a tax-sharing agreement with the head entity. Under the terms of the tax funding arrangement, Portman Limited and each of the entities in the tax-consolidated group has agreed to pay a tax equivalent payment to or from the head entity, based on the current tax liability or current tax asset of the entity. Such amounts are reflected in amounts receivable from or payable to other entities in the tax-consolidated group.
The tax sharing agreement entered into between members of the tax-consolidated group provides for the determination of the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. No amounts have been recognised in the financial statements in respect of this agreement as payment of any amounts under the tax sharing agreement is considered remote.
Note 4: Dividends

	2005		2004
	Cents per	Total	Cents	Total
	share	$’000	per share	$’000

(a) Recognised Amounts
Fully paid ordinary shares
Interim dividend:
Franked to 30%	—	—	4.50	7,876
Final dividend:
Franked to 30%	—	—	4.00	7,028

	—	—	8.50	14,904

(b) Unrecognised Amounts
Fully paid ordinary shares	—	—	—	—

After completion of the Cleveland-Cliffs acquisition, your Board met four times in 2005 since the acquisition and reviewed the financial status of the company and took no actions on dividends.
(c) Franking Account Balance

	Parent Entity
	2005	2004
	$’000	$’000

Adjusted franking account balance	39,816	3,810

Impact on franking account balance of dividends not recognised	—	—

Income tax consequences of unrecognised dividends	—	—

Portman Limited Financial Statements 2005	Page 59

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

			Consolidated Entity		Parent Entity
			2005	2004	2005	2004
	Note		$’000	$’000	$’000	$’000

Note 5: Cash and cash equivalents (current)

Cash at bank or on hand			11,646	3,855	1,593	270
Investments in short term money market instruments			62,861	13,898	62,861	13,898

			74,507	17,753	64,454	14,168

Investments in short term money market instruments are bearing fixed interest rates of 5.78% pa (2004: 5.65% pa).

Note 6: Trade and other receivables (current)

Trade debtors (a)			18,156	11,415	—	—
Other receivables (b)			5,367	7,503	210	62

			23,523	18,918	210	62

Terms and conditions

(a) Trade debtors are generally non-interest bearing with the majority settled within 30 days from the date of shipment.

(b) Other receivables are non-interest bearing and have repayment terms between 30 and 90 days.

Note 7: Inventories (current)

Supply Inventory			76	70	—	—
Work in progress (run of mine stocks) – at cost			30,195	19,282	—	—
Work in progress (run of mine stocks) – at net realisable value			—	632	—	—
Finished goods (stockpiles awaiting shipment) – at cost			14,910	7,911	—	—

			45,181	27,895	—	—

Note 8: Other financial assets (current)

Fair value of foreign exchange contracts	1	(t)	4,105	—	—	—

Note 9: Other assets (current)

Prepayments			656	573	—	—
Hedge contract receivable			—	24,059	—	—
Deferred waste removal			—	543	—	—

			656	25,175	—	—

Portman Limited Financial Statements 2005	Page 60

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Note 10: Trade and other receivables (non- current)

Other debtors
- Rail receivable (a)	1,296	1,596	—	—
- Rehabilitation receivable (b)	474	449	—	—

	1,770	2,045	—	—
Wholly owned group (c)
Tax related	—	—	27,286	3,412
Other	—	—	75,346	126,842

	—	—	102,632	130,254

	1,770	2,045	102,632	130,254

Terms and Conditions

(a) The rail receivable is non-interest bearing and is due for repayment over 4 years. The current and non-current receivable has been recorded at the present value of the expected future cash flows discounted at market determined risk adjusted discount rates.

(b) Repayable when rehabilitation completed. The receivable has been recorded at the present value of the expected future cash flows discounted at market determined risk adjusted discount rates.

(c) The receivables from wholly owned group companies are non interest bearing and have no fixed dates for repayment.

Note 11: Inventories (non-current)

Work in progress (run of mine stocks) — at net realisable value	25,760	18,724	—	—

Portman Limited Financial Statements 2005	Page 61

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

			Consolidated Entity		Parent Entity
			2005	2004	2005	2004
	Note		$’000	$’000	$’000	$’000

Note 12: Other financial assets (non-current)
Fair value of foreign exchange contracts	1	(t)	953	—	—	—
Investments in controlled entities	(a	)	—	—	1	1

			953	—	1	1

(a) Controlled Entities of Portman Limited

	Country of	Percentage Held %		Investments at Cost
	Incorporation			or Written Down
				Value
		2005	2004	2005	2004
				$’000	$’000

Cockatoo Island Holdings Pty Ltd	Australia	100	100	—	—
Pelsoil Limited	Australia	100	100	—	—
Portman Investments Pty Ltd	Australia	100	100	—	—
Portman Finance Pty Ltd	Australia	100	100	—	—
Portman Mining Limited	Australia	100	100	1	1
Portman Management Pty Ltd	Australia	100	100	—	—
Portman Iron Ore Limited	Australia	100	100	—	—
Portman Coal Investments Pty Ltd	Australia	100	100	—	—
Koolyanobbing Iron Pty Ltd	Australia	100	100	—	—
Esperance Iron Limited	Australia	100	100	—	—
All the entities above are members of the tax-consolidated group of which Portman Limited is the head entity.

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Note 13: Exploration and evaluation
Exploration and evaluation at cost
Gross carrying amount
Opening balance	1,045	1,751	—	—
Additions	3,564	4,280	—	—
Transfers	(897)	(4,986)	—	—

Closing balance	3,712	1,045	—	—

Note 14: Property, plant and equipment

Plant and equipment at cost
Gross carrying amount
Opening balance	51,863	45,436	—	—
Additions	55,846	6,589	—	—
Disposals	(493)	(162)	—	—
Transfers	767	—	—	—

Closing balance	107,983	51,863	—	—

Portman Limited Financial Statements 2005	Page 62

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Note 14: Property, plant and equipment (continued)
Equipment under finance lease at cost
Gross carrying amount
Opening balance	45,863	45,863	—	—
Additions	—	—	—	—

Closing balance	45,863	45,863	—	—

Mining ventures and tenements at cost
Gross carrying amount
Opening balance	101,896	67,048	—	—
Additions	19,720	29,862	—	—
Transfers	130	4,986	—	—

Closing balance	121,746	101,896	—	—

Total property, plant and equipment at cost	275,592	199,622	—	—

Plant and equipment
Accumulated depreciation
Opening balance	(13,902)	(11,431)	—	—
Disposals	426	145	—	—
Depreciation expense	(3,791)	(2,616)	—	—

Closing balance	(17,267)	(13,902)	—	—

Equipment under finance lease
Accumulated depreciation
Opening balance	(11,221)	(8,525)	—	—
Depreciation expense	(1,745)	(2,696)	—	—

Closing balance	(12,966)	(11,221)	—	—

Mining ventures and tenements
Accumulated amortisation
Opening balance	(19,898)	(12,771)	—	—
Amortisation expense	(10,898)	(7,127)	—	—

Closing balance	(30,796)	(19,898)	—	—

Total accumulated depreciation/amortisation	(61,029)	(45,021)	—	—

Net book value	214,563	154,601	—	—

Portman Limited Financial Statements 2005	Page 63

PORTMAN LIMITED NOTES TO THE FINANCIAL STATEMENTS

			Consolidated Entity		Parent Entity
			2005	2004	2005	2004
	Note		$’000	$’000	$’000	$’000

Note 15: Other assets (non-current)
Hedge contract receivable			—	7,523	—	—
Deferred foreign exchange loss			—	169	—	—
Prepaid option expense			—	169	—	—
Deferred waste removal			3,111	2,719	—	—

			3,111	10,580	—	—

Note 16: Trade and other payables (current)

Trade creditors and accruals			50,997	21,881	52	74

Terms and Conditions
(a) Trade creditors and accruals are non-interest bearing and are normally settled on 30 day terms.

Note 17: Borrowings (current)

Finance lease liabilities — port equipment	31		2,288	2,082	—	—
Finance lease liabilities — rail wagons	31		—	62	—	—
Customer borrowings	33		1,441	—	—	—

			3,729	2,144	—	—

Note 18: Provisions (current)

Employee benefits	29		778	608	—	—

Note 19: Other financial liabilities (current)

Fair value of foreign exchange contracts	1	(t)	3,256	—	—	—

Note 20: Other liabilities (current)

Deferred foreign exchange gain on hedge contracts	1	(t)	—	24,059	—	—
Deferred foreign exchange gain on pre-delivery into designated hedge contracts	1	(t)	—	1,115	—	—

			—	25,174	—	—

Note 21: Borrowings (non-current)

Finance lease liabilities — port equipment	31		30,712	32,911	—	—
Customer borrowings	33		9,438	—	—	—

			40,150	32,911	—	—

Portman Limited Financial Statements 2005	Page 64

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

			Consolidated Entity		Parent Entity
			2005	2004	2005	2004
	Note		$’000	$’000	$’000	$’000

Note 22: Provisions (non-current)
Employee benefits	29		203	176	—	—
Decommissioning costs
Opening balance			7,972	4,211	—	—
Additional provisions recognised			2,612	3,625	—	—
Payments			(370)	(280)
Unwinding of discount			500	416	—	—

			10,714	7,972	—	—

Total			10,917	8,148	—

Note 23: Other financial liabilities (non-current)

Fair value of foreign exchange contracts	1	(t)	2,673	—	—	—

Note 24: Other liabilities (non-current)

Deferred foreign exchange gain on hedge contracts	1	(t)	—	7,523	—	—
Hedge contract payable	1	(t)	—	169	—	—

			—	7,692	—	—

Note 25: Issued capital

175,690,073 fully paid ordinary shares (2004: 175,613,073)			105,774	105,681	105,774	105,681

	2005		2004
	No.		No.
	‘000	$’000	‘000	$’000

Fully paid ordinary shares
Balance at beginning of financial year	175,613	105,681	174,426	106,028
Options exercised	77	93	4,962	5,356
Share buy-back (i)	—	—	(3,775)	(5,703)

Balance at end of financial year	175,690	105,774	175,613	105,681

(i)	During 2004 Portman Limited undertook an on-market share buy-back as part of a capital management initiative designed to optimise the Company’s capital structure and enhance returns to equity holders. As a result 3,775,137 fully paid ordinary shares were bought back by Portman Limited at a weighted average price of $1.51. The total cost of the buy-back was $5,702,929, which was all debited to the issued capital account.

Portman Limited Financial Statements 2005	Page 65

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 25: Issued capital (continued)
Share Options
Employee Share Option Plan, Non Employee Share Option Plan and Directors’ Options
Details of options issued, cancelled and exercised during the year and options outstanding at 31 December 2005 are included in Note 29.
Terms and Conditions of Issued Capital
Ordinary shares
Ordinary shares have the right to receive dividends as declared and, in the event of winding up the company, to participate in the proceeds from the sale of all surplus assets in proportion to the number of and amounts paid up on shares held. Ordinary shares entitle their holder to one vote, either in person or by proxy, at a meeting of the Company.
Changes to the then Corporations Law abolished the authorised capital and par value concept in relation to share capital from 1 July 1998. Therefore, the company does not have a limited amount of authorised capital and issued shares do not have a par value.
Note 26: Earnings per share

	Consolidated Entity
	2005	2004
	$’000	$’000

Basic earnings per share – cents	47.95	18.55
Diluted earnings per share – cents	47.79	18.45

The following reflects the income and share data used in the calculations of basic and diluted earnings per share:

(a) Income data
Profit for the period	84,242	32,205
Adjustments	—	—

Earnings used in calculating basic and diluted earnings per share	84,242	32,205

(b) Share data

	2005	2004
	Number of	Number of
	Shares	Shares

Weighted average number of ordinary shares used in calculating basic earnings per share:	175,686,446	173,612,937
Effect of dilutive securities:
Share options	570,945	894,323

Adjusted weighted average number of ordinary shares used in calculating diluted earnings per share:	176,257,391	174,507,260

Portman Limited Financial Statements	Page 66

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 26: Earnings per share (continued)
(c) Non dilutive potential ordinary shares
There are no non dilutive potential ordinary shares as at 31 December 2005.
(d) Converted, lapsed or cancelled potential ordinary shares
There are no converted, lapsed or cancelled potential ordinary shares included in the calculation of diluted earnings per share as at 31 December 2005.
(e) Conversions, calls, subscription or issues after 31 December 2005
Since the end of the financial year no new ordinary shares have been issued.
(f) Options
There are no options outstanding as at 31 December 2005.

Portman Limited Financial Statements 2005	Page 67

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 27: Interests in jointly controlled operations
(a) The Consolidated Entity has an interest in a jointly controlled operation as follows:

Name of Entity	Principal Activity	Output Interest
		2005	2004
		%	%

Cockatoo Island Joint Venture	Iron ore mIning	50	50
(b) Cockatoo Island Joint Venture net assets
The Consolidated Entity’s share of the assets and liabilities of the joint venture which has been included in the financial statements is:

	Consolidated Entity
	2005	2004
	$’000	$’000

CURRENT ASSETS
Receivables	379	136
Inventories	2,029	1,419

TOTAL CURRENT ASSETS	2,408	1,555

NON-CURRENT ASSETS
Receivables	474	449
Property, Plant and Equipment	8,856	11,529

TOTAL NON-CURRENT ASSETS	9,330	11,978

TOTAL ASSETS	11,738	13,533

CURRENT LIABILITIES
Payables	826	144

NON-CURRENT LIABILITIES
Provisions	3,204	1,976
Deferred foreign exchange gain	—	119

TOTAL NON-CURRENT LIABILITIES	3,204	2,095

TOTAL LIABILITIES	4,030	2,239

NET ASSETS	7,708	11,294

For details of capital expenditure commitments and contingent liabilities relating to the joint venture refer to Notes 31 and 32 respectively.

Portman Limited Financial Statements 2005	Page 68

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 28: Remuneration of auditors

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$	$	$	$

Auditor of the parent entity – Deloitte Touche Tohmatsu
Audit or review of the financial report	264,220	—	—	—

Other audit services
International Financial Reporting Standards	59,580	—	—	—

	323,800	—	—	—

Other auditors – Ernst & Young
Audit of the financial report	25,324	72,049	—	—

Other audit services
International Financial Reporting Standards	36,512	13,112	—	—

Taxation services
Compliance	81,811	85,024	—	—
Research and Development	42,500	81,998	—	—

	124,311	167,022	—	—

Other non-audit services
Calculation review of Corporate Financial Model	—	30,000	—	—
Review of Executive Bonus calculations	7,370	—	—	—
Cliffs acquisition related services	4,130	—	—	—

	197,647	282,183	—	—

Other auditors – KPMG
Other non-audit services
International Financial Reporting Standards	4,160	10,200	—	—
Risk Management Review	—	35,000	—	—
Business Development	40,000	—	—	—

	44,160	45,200	—	—

	565,607	327,383	—	—

Note
All amounts shown above are exclusive of Goods & Services Tax (GST). The prior year comparative has been adjusted to exclude GST.
During the year the auditor of Portman Limited and its controlled entities changed from Ernst & Young to Deloitte Touche Tohmatsu.
No non audit services were provided by Deloitte Touche Tohmatsu during the year and therefore the Company is satisfied that independence has not been impaired with regard to the audit services provided.

Portman Limited Financial Statements 2005	Page 69

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 29: Employee entitlements and share options

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000
Provision for employee entitlements – current	778	608	—	—
Provision for employee entitlements – non current	203	176	—	—

	981	784	—	—

The number of employees as at year end	74	73	—	—

Portman Limited Employee Option Plans
Portman Limited previously had two employee option plans in existence. The Employee Option Plan (EOP) and the Employee Share Option Plan (ESOP). All options issued under the Portman Limited Employee Option Plan (EOP) have been exercised, have expired or have been cancelled. The Portman Limited Employee Share Option Plan (ESOP) is the only plan now operating.
In addition, Portman has issued options called Directors’ Options that are not under, but are subject to the rules of, the ESOP and Non ESOP Options that are separate entirely from the ESOP.
Portman Limited Employee Share Option Plan (Unquoted Securities)
The Portman Limited Employee Share Option Plan (ESOP) was adopted by the shareholders of the Company on 8 April 1998 to effectively replace the EOP referred to above. The ESOP contains Company performance hurdles that must be achieved before options become exercisable.
Under the ESOP options to subscribe for fully paid ordinary shares of the Company may be issued to participants. Eligible employees (being employees, directors or consultants to any Portman Group Company), subject to invitation to participate by the Board of Directors of the Company, may participate in the ESOP.
Each ESOP option may convert to one fully paid ordinary share. The total number of shares granted under this ESOP, excluding any exercised, lapsed or cancelled options, must not exceed 5% of the then issued share capital of the Company on a fully diluted basis (notwithstanding that those shares may for any reason subsequently represent more than 5% of that capital).
Any ESOP option which has not been exercised before the fifth anniversary of its issue date automatically lapses.
The exercise price of each ESOP option will be not less than the weighted average of the last sale prices of the Company’s fully paid ordinary shares on the Australian Stock Exchange over the five trading days on which a sale was effected immediately preceding the day on which the Board resolves to issue the ESOP option.
The issue price of shares issued on the exercise of ESOP options is recognised as issued capital at the date of issue.
As part of the acquisition of a controlling interest in Portman Limited by Cleveland-Cliffs Australia Pty Ltd during the year ended 31 December 2005, Portman Limited paid out and cancelled 4,378,433 share options, which equated to $9,338,642, under the existing share option plans. Portman Limited was fully reimbursed for the options paid out by Cleveland-Cliffs Australia Pty Ltd.

Portman Limited Financial Statements 2005	Page 70

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 29: Employee entitlements and share options (continued)
Information with respect to options granted under the employee share option plan, non employee share option plan and director option plan is summarised below:

			2005		2004
			Number of	Weighted	Number of	Weighted
			Options	average	options	Average
				exercise		Exercise
				price		Price

Balance at beginning of year	29	(b)	4,995,433	1.75	10,124,931	1.31

- granted	29	(c)	—	—	—	—
- forfeited			—	—	—	—
- cancelled			(4,918,433)	1.76	(167,000)	1.03
- exercised	29	(d)	(77,000)	1.20	(4,962,498)	1.08

Balance at end of year	29	(e)	—	—	4,995,433	1.75

Exercisable at end of year			—	—	2,288,766	1.90

(a)	Options arrangements in existence during the period

Option series	Number	Grant date	Expiry date	Exercise	Fair value
				price	at grant
				($)	date
					($)

Issued 1 March 2001	67,000	01-Mar-01	01-Mar-06	1.013	1.27
Issued 2 April 2001	141,667	02-Apr-01	02-Apr-06	1.153	1.18
Issued 19 April 2002	845,000	19-Apr-02	19-Apr-07	2.427	2.40
Issued 11 February 2002	250,000	11-Feb-02	11-Feb-07	1.765	1.81
Issued 25 June 2003	421,000	25-Jun-03	25-Jun-08	1.160	1.07
Issued 29 January 2001	20,766	29-Jan-01	29-Jan-06	1.290	1.28
Issued 1 October 2002	750,000	01-Oct-02	01-Oct-07	1.919	1.25
Issued 29 August 2003	1,000,000	29-Aug-03	29-Aug-08	1.031	1.27
Issued 24 May 2001	500,000	24-May-01	24-May-06	1.227	1.25
Issued 19 April 2002	1,000,000	19-Apr-02	19-Apr-07	2.427	2.40

Portman Limited Financial Statements 2005	Page 71

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 29: Employee entitlements and share options (continued)
(b) Options held at the beginning of the reporting period
The following table summarises information about options held by employees as at 1 January 2005:

	Number of		Vesting		Weighted
Plan Type	Options	Grant date	date	Expiry date	average

ESOP	67,000	01-Mar-01	01-Mar-02	01-Mar-06	1.013
ESOP	141,667	02-Apr-01	02-Apr-02	02-Apr-06	1.153
ESOP	845,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427
ESOP	250,000	11-Feb-02	11-Feb-03	11-Feb-07	1.765
ESOP	421,000	25-Jun-03	25-Jun-04	25-Jun-08	1.160
Non ESOP	20,766	29-Jan-01	29-Jan-02	29-Jan-06	1.290
Non ESOP	750,000	01-Oct-02	01-Oct-03	01-Oct-07	1.919
Non ESOP	1,000,000	29-Aug-03	29-Aug-04	29-Aug-08	1.031
Directors’ Options	500,000	24-May-01	24-May-02	24-May-06	1.227
Directors‘ Options	1,000,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427

	4,995,433

The following table summarises information about options held by employees as at 1 January 2004:

	Number of		Vesting		Weighted
Plan Type	Options	Grant date	date	Expiry date	average
ESOP	50,000	13-Mar-00	13-Mar-01	13-Mar-05	0.700
ESOP	67,000	01-Mar-01	01-Mar-02	01-Mar-06	1.013
ESOP	654,335	02-Apr-01	02-Apr-02	02-Apr-06	1.153
ESOP	250,000	11-Feb-02	11-Feb-03	11-Feb-07	1.765
ESOP	945,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427
ESOP	250,000	21-Feb-03	21-Feb-04	21-Feb-08	1.031
ESOP	550,000	25-Jun-03	25-Jun-04	25-Jun-08	1.160
Non ESOP	58,596	29-Jan-01	29-Jan-02	29-Jan-06	1.290
Non ESOP	750,000	01-Oct-02	01-Oct-03	01-Oct-07	1.919
Non ESOP	1,500,000	29-Aug-03	29-Aug-04	29-Aug-08	1.031
Directors Options	1,750,000	10-May-00	10-May-01	10-May-05	0.984
Directors Options	800,000	24-May-01	24-May-02	24-May-06	0.924
Directors Options	1,500,000	24-May-01	24-May-02	24-May-06	1.227
Directors Options	1,000,000	19-Apr-02	19-Apr-03	19-Apr-07	2.427

	10,124,931

(c) Options granted during the reporting period
(i) No options were granted by Portman Limited to employees during 2005 or 2004.

Portman Limited Financial Statements 2005	Page 72

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 29: Employee entitlements and share options (continued)
(d)	Options exercised
(i)	The following table summarises information about options exercised by eligible option holders during the year ended 31 December 2005:

					Weighted	Proceeds		Fair
					average	from		value of
					exercise	shares	Number	shares
	Number of		Exercise &		price	issued	of shares	issued
Plan Type	options	Grant date	issue date	Expiry date	($)	($)	issued	($)

ESOP	67,000	01-Mar-01	13-Jan 05	01-Mar-06	1.013	67,871	67,000	3.49
ESOP	10,000	19-Apr-02	22-Feb-05	19-Apr-07	2.427	24,270	10,000	3.48

	77,000					92,141

Fair value of shares issued during the reporting period is the market price of shares of Portman Limited on the ASX as at close of trading on their respective dates.
(ii)	The following table summarises information about options exercised by eligible option holders during the year ended 31 December 2004:

					Weighted	Proceeds		Fair
					average	from		value of
					exercise	shares	No. of	shares
	No. of	Grant	Exercise &	Expiry	price	issued	shares	issued
Plan Type	options	date	Issue date	date	($)	($)	issued	($)

ESOP	293,667	02-Apr-01	23-Sep-04	02-Apr-06	1.153	338,598	293,667	2.08
ESOP	50,000	13-Mar-00	23-Sep-04	13-Mar-05	0.700	35,000	50,000	2.08
ESOP	33,000	25-Jun-03	23-Sep-04	25-Jun-08	1.160	38,280	33,000	2.08
ESOP	59,000	25-Jun-03	28-Oct-04	25-Jun-08	1.160	68,440	59,000	2.48
ESOP	37,000	25-Jun-03	03-Sep-04	25-Jun-08	1.160	42,920	37,000	1.83
ESOP	77,000	02-Apr-01	09-Sep-04	02-Apr-06	1.153	88,781	77,000	1.97
ESOP	83,000	29-Aug-03	31-Mar-04	29-Aug-08	1.031	85,573	83,000	1.53
ESOP	5,000	02-Apr-01	02-Dec-04	02-Apr-06	1.153	5,765	5,000	3.00
ESOP	100,000	19-Apr-02	02-Dec-04	19-Apr-07	2.427	242,700	100,000	3.00
ESOP	46,667	02-Apr-01	29-Jul-04	02-Apr-06	1.153	53,807	46,667	1.90
ESOP	67,000	02-Apr-01	12-Aug-04	02-Apr-06	1.153	77,251	67,000	1.94
ESOP	23,334	02-Apr-01	15-Apr-04	02-Apr-06	1.153	26,904	23,334	1.48
Directors Options	1,000,000	24-May-01	03-Sep-04	24-May-06	1.227	1,227,000	1,000,000	1.83
Directors Options	1,750,000	10-May-00	03-Sep-04	10-May-05	0.984	1,722,000	1,750,000	1.83
Directors Options	200,000	24-May-01	05-Aug-04	24-May-06	0.924	184,800	200,000	2.05
Directors Options	300,000	24-May-01	22-Jul-04	24-May-06	0.924	277,200	300,000	1.90
Directors Options	300,000	24-May-01	25-Mar-04	24-May-06	0.924	277,200	300,000	1.56
Non ESOP	500,000	29-Aug-03	03-Sep-04	29-Aug-08	1.031	515,500	500,000	1.83
Non ESOP	37,830	29-Jan-01	04-Nov-04	29-Jan-06	1.290	48,801	37,830	2.46

	4,962,498					5,356,520

Portman Limited Financial Statements 2005	Page 73

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 29: Employee entitlements and share options (continued)
(e) Options held as at the end of the reporting date
There were no options held by eligible option holders as at 31 December 2005.
Superannuation Commitments
The employer contributes in accordance with the Government Superannuation Guarantee Legislation.

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Note 30: Capitalised borrowing costs
Borrowing costs capitalised during the financial year	380	—	—	—

Weighted average capitalisation rate	5.0%	—	—	—

Note 31: Commitments for expenditure

(a) Capital Commitments
Property, Plant & Equipment
Not longer than 1 year	14,598	40,214	—	—
Longer than 1 year and not longer than 5 years	—	—	—	—
Longer than 5 years	—	—	—	—

	14,598	40,214	—	—

(b) Operating Lease Commitments

Operating lease commitments contracted for at year end but not provided for in the financial statements

Not longer than 1 year	412	412	—	—
Longer than 1 year and not longer than 5 years	2,153	2,027	—	—
Longer than 5 years	907	1,445	—	—

	3,472	3,884	—	—

Non-cancellable operating lease relating to office premises with a remaining lease term of 7 years. Rental payments are generally fixed with inflation escalation clauses on which contingent rentals are determined. Outgoings related to the occupation of premises are included in these commitments.

Portman Limited Financial Statements 2005	Page 74

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 31: Commitments for expenditure (continued)
(c) Finance Lease Commitments

	Minimum future lease payments				Present value of minimum future lease
					payments
	Consolidated		Parent		Consolidated		Parent
	Entity		Entity		Entity		Entity
	2005	2004	2005	2004	2005	2004	2005	2004
	$’000	$’000	$’000	$’000	$’000	$’000	$’000	$’000

Not longer than 1 year	4,180	4,153	—	—	2,288	2,144	—	—
Longer than 1 year and not longer than 5 years	16,367	16,368	—	—	10,131	9,580	—	—

Longer than 5 years	24,821	28,912	—	—	20,581	23,331	—	—

Minimum lease payments	45,369	49,433	—	—	33,000	35,055	—	—
Less future finance charges	(12,368)	(14,378)	—	—	—	—	—	—

Present value of minimum lease payments	33,000	35,055	—	—	33,000	35,055	—	—

Included in the financial statements as:

Current borrowings (note 16)					2,288	2,144	—	—

Non-current borrowings (note 19)					30,712	32,911	—	—

					33,000	35,055	—	—

The finance lease relates to items of plant and equipment with a remaining lease term of up to 12 years, subject to extension not exceeding a further 15 years. Rental payments are fixed. The parent entity has guaranteed the performance of the lease.
(d) Mining Tenements

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Annual expenditure commitments to maintain current rights of tenure to mining tenements	1,805	1,763	—	—

(e) Other Commitments
Commitments exist under long term take or pay agreements relating to the rail and port facilities which have been entered into by a controlled entity within the Consolidated Entity. The port contract includes minimum tonnage requirements of 2.5 million tonnes from 2006 through 2015 at an annual cost of $1,250 thousand. The rail contract includes minimum take or pay requirements of 5.0 million tonnes or A$52.9 million, from 2006 through 2012.

Portman Limited Financial Statements 2005	Page 75

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 32: Contingent liabilities
Contingent liabilities not otherwise provided for in these financial statements are:
1.	The parent entity has guaranteed the lease liabilities of a controlled entity under an operating lease for premises to a maximum of $505 thousand (2004: $505 thousand).
2.	The parent entity has guaranteed the performance of a controlled entity under a long term contract with the Esperance Port Authority for the provision of port services related to the exporting of iron ore.
3.	The parent entity has contingent liabilities in respect of termination benefits which may arise pursuant to service agreements entered into with certain executives who take part in the management of the Consolidated Entity. The maximum amount of the contingent liability is dependent upon the circumstances in which the employment is terminated.
4.	The parent entity has guaranteed the performance of a controlled entity’s obligations under a Farm in Agreement in respect of a petroleum lease.
5.	Controlled entities within the Consolidated Entity have guaranteed the performance of a third party’s obligations to BHP Minerals Limited in respect of mining leases on which the Cockatoo Island Joint Venture carries out mining operations.
6.	Native Title claims exist over the land that the Koolyanobbing Project and Cockatoo Island Joint Venture occupy. Under the Native Title Act the Project and Joint Venture are however protected for all current and future mining operations on existing mining leases. Applications for new mining leases may require agreement with any Native Title applicant regarding compensation before the mining lease would be granted by the Government.
7.	A Section 10 heritage protection application is under consideration by the Federal Minister. This is by a group related to parties who have previously sought to prevent new mine development. None of these particular applicants have demonstrated cultural connection to the area or specific knowledge relating to any sites requiring protection. Following detailed reporting, two previous Section 10 protection applications were rejected by the Federal Minister. Portman considers the potential for the remaining application to cause disruption to operations to be very low.

Portman Limited Financial Statements 2005	Page 76

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 33: Financing arrangements
(a) Multi Option Committed Facility
The following lines of credit with financial institutions were available at the year end:

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000

Total Credit Facilities
Multi – option facility	40,000	40,000	40,000	40,000

Drawn Down Portions
Multi — option facility — bank guarantees	(10,963)	(8,926)	(10,963)	(8,926)

Net Unused Credit Facilities

Multi — option facility	29,037	31,074	29,037	31,074

The unused facilities at year end are available for any use within the Consolidated Entity. The $40,000 thousand Multi-option facility is subject to annual review and is secured by a Cleveland-Cliffs Inc guarantee.
(b) Customer funding
During the year the Consolidated Entity received long term funding, in United States Dollars (“USD”), from concluded long term sales agreements to assist with the funding of the 8Mpta expansion of the Koolyanobbing operation. The funds advanced are interest bearing at 5% and are repayable in arrears over five years, with years one to four requiring the repayment of 10% principal plus accrued interest each year and year five requiring the final repayment of the outstanding principal and accrued interest.
As at 31 December 2005 all funds had been received and are disclosed as borrowings in Note 17 and 21. Interest relating to the customer funding of $380 thousand has been capitalised as disclosed in Note 30.
Note 34: Financial instruments
(a) Financial risk management objectives
The Consolidated Entity has the following financial risk management objectives:
i) Foreign exchange
•	to reduce the impact of exchange rate variances on the reported annual earnings and operating cash flow; and

•	to provide disaster insurance against the currency rising above Portman’s break-even points.
ii) Borrowings
•	to reduce the impact of interest rate variances on the reported annual earnings and operating cash flow.
iii) Surplus cash
•	to maximise the return on surplus cash, whilst minimising the credit and liquidity risks that Portman is exposed to through investment activities.

Portman Limited Financial Statements 2005	Page 77

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 34: Financial instruments (continued)
(b) Significant accounting policies
Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which income and expenses are recognised, in respect of each class of financial asset and financial liability are disclosed in note 1 to the financial statements.
(c) Foreign currency risk management
The Consolidated Entity uses derivative financial instruments to manage specifically identified foreign currency exposures. The Consolidated Entity is primarily exposed to the risk of adverse movements in the Australian dollar compared to the United States dollar (“USD”) as its iron ore sales receipts are denominated in USD. The primary objective of using derivative financial instruments is to reduce the volatility of earnings attributable to changes in AUD/USD, and to protect against undue adverse movements in these rates. The Consolidated Entity uses the following derivative instruments to manage foreign currency risk:

Instrument	Type of hedging	Objective
Foreign currency options	Uncommitted	Hedge sales receipts against cash flow volatility arising from the fluctuating USD/AUD exchange rates, by capping the exposure to a rising AUD.

Forward exchange contracts	Committed	Hedge sales receipts against cash flow volatility arising from the fluctuating USD/AUD exchange rates.

Collars	Committed	Hedge sales receipts against cash flow volatility arising from the fluctuating USD/AUD exchange rates by limiting exposure to exchange rates within a certain range of acceptable rates.

Convertible collars with a knockout on the floor	Committed. If knockout occurs then uncommitted.	Hedge sales receipts against cash flow volatility arising from the fluctuating USD/AUD exchange rates by limiting exposure to exchange rates within a certain range of acceptable rates.
The Consolidated Entity hedges a portion of its anticipated future sales for periods up to three years (rolling monthly). The Board of Directors has set the following guidelines for the portion of forecasted export sales that can be hedged:

	Committed Hedging	Aggregate Committed
		and Uncommitted Hedging
	Max	Band
0–12 months	90%	50% - 90%
13–24 months	30%	25% - 75%
25–36 months	15%	15% - 50%

Portman Limited Financial Statements 2005	Page 78

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 34: Financial instruments (continued)
All proposals for additional foreign exchange hedging outside the parameters stated above must be submitted to the Treasury Policy Committee, comprising an external independent advisor and three other committee members and then approved by the Portman Board of Directors.
The following table details the foreign currency contracts outstanding as at reporting date:

	Average exchange				Contract value		Fair value
	rate		US Dollars		AUD		AUD
Outstanding contracts			2005	2004	2005	2004	2005	2004
Sell US Dollars	2005	2004	$ ‘000	$ ‘000	$ ‘000	$ ‘000	$ ‘000	$ ‘000

Forward foreign exchange agreements
Within one year	0.7217	0.6654	98,000	104,607	135,798	157,207	1,241	20,538
One to two years	0.7293	0.6505	31,500	22,000	43,190	33,818	(340)	4,242
Two to three years	0.7140	0.6752	17,000	5,000	23,811	7,405	52	609

	0.7224	0.6632	146,500	131,607	202,799	198,430	953	25,389

Foreign currency options
Within one year	0.7800	—	26,000	—	33,333	—	161	—
One to two years	0.7800	—	18,000	—	23,077	—	364	—
Two to three years	0.7800	—	2,500	—	3,205	—	68	—

	0.7800	—	46,500	—	59,615	—	593	—

Foreign currency collars
Within one year	0.7238 – 0.6703	0.6950 – 0.6500	9,000	5,000	13,427	7,194	367	687
One to two years	0.7750 – 0.7125	0.6875 – 0.6400	9,000	5,000	12,632	7,273	(270)	664
Two to three years	0.7750 – 0.7125	—	11,000	—	15,439	—	(357)	—

			29,000	10,000	41,498	14,467	(260)	1,351

Foreign currency convertible collars
Within one year	0.7900 – 0.7398	—	26,000	—	35,145	—	(920)	—
One to two years	0.7900 – 0.7398	0.7900 – 0.7398	23,000	26,000	31,089	33,291	(1,237)	(178)
Two to three years	—	0.7900 – 0.7398	—	23,000	—	29,449	—	(294)

			49,000	49,000	66,234	62,740	(2,157)	(472)

			271,000	190,607	370,146	275,637	(871)	26,268

Portman Limited Financial Statements 2005	Page 79

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 34: Financial instruments (continued)
The following table summarises deferred realised and unrealised gains and losses on derivative financial instruments entered as hedges of future anticipated purchases and sales, showing the periods in which they are expected to be recognised as income or expense as at 31 December 2004. Deferred gains and losses are recognised as a component of the purchase or sale transaction when it occurs, or as other gains or losses when a hedged transaction is no longer expected to occur. These deferred gains and losses are calculated as the mark to market position as at 31 December 2004. The unrealised gains and losses from a mark to market calculation are different to the unrealised gains and losses recorded in the comparative period, which have been measured on a mark to spot basis in accordance with Accounting Standard AASB 1012 “Foreign Currency Translation”.

	2004
	Gains	Losses
Consolidated Entity	$’000	$’000

Within one year	21,225	—
One to three years	5,515	472

Deferred gains and losses on anticipated future hedge transactions	26,740	472

It should be noted that unrealised gains or losses for foreign exchange derivative instruments reflect changes in the underlying foreign exchange rates since the contracts were undertaken.

Portman Limited Financial Statements 2005	Page 80

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 34: Financial instruments (continued)
(d) Interest Rate
The Consolidated Entity is exposed to interest rate risk as it has borrowed funds at fixed interest rates only. This risk has been managed by entering into borrowings at a rate that is financially tolerable to the company.
The following table details the Consolidated Entity’s exposure to interest rate risk together with effective interest rates as at 31 December 2005.

	Fixed interest rate maturing						Average interest
	in						rate
	Floating	1 year	Over 1	More	Non-	Total	Floating	Fixed
	Interest	or less	to 5	than 5	interest
	Rate		years	years	bearing
	$ ‘000	$ ‘000	$ ‘000	$ ‘000	$ ‘000	$ ‘000

Financial assets
Cash	11,646	—	—	—	—	11,646	4.83%	—
Bills receivable/bank bills	—	62,861	—	—	—	62,861	—	5.78%
Trade debtors	—	—	—	—	18,156	18,156	—	—
Other receivables	—	—	—	—	7,137	7,137	—	—
Fair value of foreign exchange contracts	—	—	—	—	5,058	5,058	—	—

	11,646	62,861	—	—	30,351	104,858

Financial liabilities
Trade creditors	—	—	—	—	50,997	50,997	—	—
Finance lease — port equipment	—	2,288	10,131	20,581	—	33,000	—	6.60%
Customer funding	—	1,441	9,438	—	—	10,879	—	5.00%
Fair value of foreign exchange contracts	—	—	—	—	5,929	5,929	—	—
Employee benefits	—	—	—	—	981	981	—	—
Decommissioning costs	—	—	—	—	10,714	10,714	—	—

	—	3,729	19,569	20,581	68,621	112,500

Portman Limited Financial Statements 2005	Page 81

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 34: Financial instruments (continued)
The following table details the Consolidated Entity’s exposure to interest rate risk together with effective interest rates as at 31 December 2004.

	Fixed interest rate maturing						Average interest
	in						rate
	Floating	1 year	Over 1	More	Non-	Total	Floating	Fixed
	Interest	or less	to 5	than 5	interest
	Rate		years	years	bearing
	$ ‘000	$ ‘000	$ ‘000	$ ‘000	$ ‘000	$ ‘000

Financial assets
Cash	3,855	—	—	—	—	3,855	4.25%	—
Bills receivable/bank bills	—	13,898	—	—	—	13,898	—	5.65%
Trade debtors	—	—	—	—	11,415	11,415	—	—
Other receivables	—	—	—	—	9,548	9,548	—	—
Hedge contract receivables	—	—	—	—	31,582	31,582	—	—

	3,855	13,898			52,545	70,298

Financial liabilities
Trade creditors	—	—	—	—	21,881	21,881	—	—
Equipment hire purchase	—	62	—	—	—	62	—	6.25%
Finance lease – port equipment	—	2,082	9,579	23,332	—	34,993	—	6.60%
Hedge contract payable	—	—	—	—	169	169	—	—
Employee benefits	—	—	—	—	784	784	—	—
Decommissioning costs	—	—	—	—	8,148	8,148	—	—

	—	2,144	9,579	23,332	30,982	66,037

(e) Credit Risk Exposures
The credit risk amounts do not take into account the value of any collateral or security. Receivables due from major counter-parties are not normally secured by collateral, however most sales are covered by letters of credit. In addition the group policy requires that counter-parties meet certain high levels of credit worthiness and the credit worthiness of counter-parties is regularly monitored. The amounts of credit risk shown, therefore, do not reflect expected losses.

Portman Limited Financial Statements 2005	Page 82

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 34: Financial instruments (continued)
(f) Net Fair Value Of Financial Assets And Liabilities
As detailed in the following table, the directors consider that the carrying amount of financial assets and financial liabilities recorded in the financial statements approximates their fair values (2004: net fair values).

	2005		2004
	Carrying	Fair	Carrying	Fair
	Amount	value	Amount	value
Consolidated Entity	$ ‘000	$ ‘000	$ ‘000	$ ‘000
Financial assets
Rail receivable	1,296	1,296	1,596	1,596
Rehabilitation receivable	474	474	449	449
Foreign exchange contracts	5,058	5,058	31,582	26,740

	6,828	6,828	33,627	28,785

Financial liabilities
Finance lease – rail wagons	—	—	62	62
Finance lease – EPA facilities	33,000	33,000	34,993	34,993
Customer borrowings	10,879	10,879	—	—
Foreign exchange contracts	5,929	5,929	169	472

	49,808	49,808	35,224	35,527

Net financial liabilities	42,980	42,980	1,597	6,742

The following methods and assumptions were used to estimate the net fair value of each class of financial instrument:
1.	Rail receivable The fair value has been recorded as the present value of the expected future cash flows discounted at market determined risk adjusted discount rates.

2.	Rehabilitation receivable The fair value has been recorded as the present value of the expected future cash flows discounted at market determined risk adjusted discount rates.

3.	Foreign exchange contracts
Fair value of forward foreign exchange contracts, options, collars and convertible collars are determined by reference to amounts determined by the Consolidated Entity’s banks.

4.	Finance lease – EPA facilities Fair value has been determined as being equal to the present value of the minimum lease payments, which is determined at the inception of the lease.

5.	Customer borrowings The fair value has been recorded as the present value of the expected future cash flows recognised under the effective interest rate method.
Transaction costs are included in the determination of net fair value.

Portman Limited Financial Statements 2005	Page 83

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 34: Financial instruments (continued)
(f) Liquidity risk management
The Consolidated Entity manages liquidity risk by maintaining banking facilities and borrowing facilities by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Portman Limited Financial Statements 2005	Page 84

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
	$’000	$’000	$’000	$’000
Note 35: Notes to the cash flow statement

(a) Reconciliation of cash and cash equivalents
For the purposes of the cash flow statement, cash and cash equivalents includes cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts (if any). Cash and cash equivalents at the end of the financial year as shown in the cash flow statement is reconciled to the related items in the balance sheet as follows:

Cash and cash equivalents	74,507	17,753	64,454	14,168

(b) Reconciliation of profit for the period to net cash flows from operating activities

Profit for the period	84,242	32,205	1,163	10,299
Depreciation and amortisation	16,434	12,439	—	—
(Gain)/loss on sale or disposal of property, plant and equipment	(77)	2	—	—
Loss on sale of listed investment	—	93	—	—
Write back of provision for diminution	—	—	—	(10,000)
Write down of inventory to net realisable value	721	4,794	—	—
Non-cash interest expense	475	416	—	—
Loss on borrowings due to foreign exchange	516	—	—	—
Net tax effect of movement in fair value of cash flow hedges deferred in hedge reserve	(169)	—	—	—
Dispute recovery	(1,200)
Option premiums paid	1,982	—	—	—
Time value and movement in fair value of the ineffective portion of hedges	1,603	—	—	—
Movements in operating assets and liabilities
(Increase)/decrease in current trade and other receivables	(5,541)	(7,302)	(148)	—
(Increase)/decrease in current other debtors and prepayments	2,147	(5,048)	—	190
(Increase)/decrease in inventories	(25,043)	(14,393)	—	—
(Increase)/decrease in other current assets	543	(543)	—	—
(Increase)/decrease in non current trade and other receivables	300	105	—	—
(Increase)/decrease in other non current assets	(392)	(2,888)	—	—
(Increase)/decrease in intercompany loans	—	—	(23,875)	(12,885)
Increase/(decrease) in deferred foreign exchange	(1,115)	(1,836)	—	—
Increase/(decrease) in provision for tax payments	21,528	1,360	21,528	3,430
Increase/(decrease) in deferred tax liabilities	906	3,861	50	11,566
Increase/(decrease) in other provisions	633	1,016	—	—
Increase/(decrease) in current trade payables	12,159	4,141	(22)	55

Net cash flows provided by/(used in) operating activities	110,652	28,422	(1,304)	603

Portman Limited Financial Statements 2005	Page 85

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 36: Related party information
(a) Equity interest in related parties
Equity interests in subsidiaries
Details of the percentage of ordinary shares held in subsidiaries are disclosed in note 12 to the financial statements.
Equity interests in joint ventures
Details of interests in joint ventures are disclosed in note 27 to the financial statements
(b) Key management personnel compensation
The key management personnel of Portman Limited during the year were:

		Date	Date
Name	Title	Appointed	Resigned

John S Brinzo	Chairman	12 April 2005
Richard R Mehan	Managing Director	12 April 2005
William R Calfee	Non-Executive Director	12 April 2005
Donald J Gallagher	Non-Executive Director	12 April 2005
David H Gunning	Non-Executive Director	12 April 2005
Malcolm H Macpherson	Non-Executive Director	Continuing
Michael D Perrott	Non-Executive Director	Continuing
George F Jones	Chairman		6 April 2005
Barry J Eldridge	Managing Director		12 April 2005
Fiona E Harris	Non-Executive Director		12 April 2005
Richard Knight	Non-Executive Director		12 April 2005
Shigeru Fujikawa	General Manager – Marketing	Continuing
Ron G Graber	General Manager – Exploration	1 August 2005
Leo A Kipfstuhl	General Manager – Finance &	(1) 16 May 2005
	Administration (1) and Company Secretary (2)	(2) 16 July 2005
Phil S Nolan	General Manager – Operations	Continuing
Kevin N Watters	General Manager — Projects & Engineering	3 May 2005
Geoffrey T Clifford	General Manager – Administration and Company Secretary		15 July 2005
Anthony J Schoer	Chief Financial Officer		30 April 2005

Portman Limited Financial Statements 2005	Page 86

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 36: Related party information (continued)
The aggregate compensation of the key management personnel of the Consolidated Entity and the Company is set out below:

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
Short-term employee benefits	2,530,318	2,967,061	263,842	424,010
Post-employment benefits	91,997	105,628	18,558	38,015
Other long-term benefits	284,311	35,402	—	—
Termination benefits	1,568,836	—	—	—
Share-based payments	4,110,531	354,085	—	106,000

Total	8,585,993	3,462,176	282,400	568,025

(c) Key management personnel equity holdings
Shareholdings of directors and other key management personnel
Fully paid ordinary shares of Portman Ltd

	Balance	Granted as	On Exercise		Balance
	1 Jan 05	Remuneration	of Options	Shares Sold	31 Dec 05
2005	No.	No.	No.	No.	No.
Directors
G F Jones	4,750,000	—	—	(4,750,000)	—
B J Eldridge	657,000	—	—	(657,000)	—
R Knight	100,000	—	—	(100,000)	—
M D Perrott	620,000	—	—	(620,000)	—

Other Key Management Personnel
G T Clifford	20,000	—	—	(20,000)	—
P S Nolan	33,000	—	—	(33,000)	—

Total	6,180,000	—	—	(6,180,000)	—

Portman Limited Financial Statements 2005	Page 87

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 36: Related party information (continued)
(c) Key management personnel equity holdings (continued)
Fully paid ordinary shares of Portman Ltd

	Balance	Granted as	On Exercise		Balance
	1 Jan 04	Remuneration	of Options	Shares Sold	31 Dec 04
2004	No.	No.	No.	No.	No.
Directors
G F Jones	3,000,000	—	1,750,000	—	4,750,000
B J Eldridge	157,000	—	500,000	—	657,000
R Knight	100,000	—	—	—	100,000
M D Perrott	120,000	—	500,000	—	620,000

Other Key Management Personnel
G T Clifford	20,000	—	120,000	(120,000)	20,000
S Fujikawa	—	—	183,000	(183,000)	—
R R Mehan	—	—	100,000	(100,000)	—
P S Nolan	—	—	100,000	(67,000)	33,000
A J Schoer	—	—	63,000	(63,000)	—

Total	3,397,000	—	3,316,000	(533,000)	6,180,000

All equity transactions with directors and other key management personnel other than those arising from the exercise of remuneration options have been entered into under terms and conditions no more favourable than those the entity would have adopted if dealing at arm’s length
Option holdings of directors and other key management personnel

	Balance at				Balance at
	beginning	Granted			end of
	of period	as	Options	Paid out and	period
	1 Jan 05	Remuneration	Exercised	cancelled	31 Dec 05
2005	No.	No.	No.	No.	No.
Directors
R R Mehan	67,000	—	—	(67,000)	—
B J Eldridge	1,000,000	—	—	(1,000,000)	—

Other Key Management Personnel
S Fujikawa	67,000	—	—	(67,000)	—
P S Nolan	17,000	—	—	(17,000)	—
G T Clifford	150,000	—	—	(150,000)	—
A J Schoer	187,000	—	—	(187,000)	—

Total	1,488,000	—	—	(1,488,000)	—

Portman Limited Financial Statements 2005	Page 88

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 36: Related party information (continued)
(d) Key management personnel equity holdings (continued)
Option holdings of directors and other key management personnel

						Vested at 31 December 2004
	Balance at	Granted			Balance
	beginning	as		Paid	at end of
	of period	Remune	Options	out and	period		Not
	1 Jan 04	ration	Exercised	cancelled	31 Dec 04	Total	exercisable	Exercisable
2004	No.	No.	No.	No.	No.	No.	No.	No.
Directors
G F Jones	1,750,00	—	(1,750,000)	—	—	—	—	—
B J Eldridge	1,500,000	—	(500,000)	—	1,000,000	—	—	—
M D Perrott	500,000	—	(500,000)	—	—	—	—	—

Other Key Management Personnel
G T Clifford	270,000	—	(120,000)	—	150,000	83,333	—	83,333
S Fujikawa	250,000	—	(183,000)	—	67,000	333	—	333
R R Mehan	167,000	—	(100,000)	—	67,000	333	—	333
P S Nolan	117,000	—	(100,000)	—	17,000	333	—	333
A J Schoer	250,000	—	(63,000)	—	187,000	20,333	—	20,333

Total	4,804,000	—	(3,316,000)	—	1,488,000	104,665	—	104,665

(e) Transactions with other related parties
Other related parties include:
•	the parent entity;

•	entities with control over the consolidated entity;

•	joint ventures in which the entity is a venturer;

•	subsidiaries; and

•	other related parties.
Transactions involving the parent entity
Transactions between Portman Limited and related parties in the wholly owned group during the years ended 31 December 2005 and 31 December 2004 consisted of:
(a)	loan advances by Portman Limited — $37,851,001(2004: $62,378,698);

(b)	loans repaid to Portman Limited — $65,473,028 (2004: $44,925,246);

(c)	the payment of management fees by controlled entities — $720,000 (2004: $696,000);

(d)	transfer of tax related balances — $23,874,500 (2004: $3,410,000); and

(e)	guarantees by Portman Limited on behalf of controlled entities — $504,620 (2004: $504,620).

Portman Limited Financial Statements 2005	Page 89

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 36: Related party information (continued)
(d) Transactions with other related parties
The above transactions were made on normal commercial terms and conditions, except that there are no fixed terms for the repayment of loans advanced by Portman Limited.

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
Aggregate amounts receivable from, related parties in the wholly owned group at the year end were as follows:

Non current receivables	—	—	102,631,973	130,254,462

Loans to and receivables from related entities are on an unsecured basis, non interest bearing and with no fixed terms for repayment.
Transactions involving other related parties
Cleveland-Cliffs Inc (“Cliffs’), an iron ore company incorporated in the United States of America, acquired a controlling interest of 80.45% in Portman Limited during 2005.
Transactions between Portman Limited and Cliffs during the year ended 31 December 2005 consisted of:
(a)	payment by Portman Limited for employee services provided by Cliffs — $640,738;

(b)	reimbursement of costs associated with Portman Limited Board and Committee meetings - $132,937;

(c)	payment by Portman Limited for insurance coverage arranged by Cliffs — $225,973;

(d)	a guarantee provided by Cliffs to Portman Limited’s relationship banks for hedging facilities and the committed multi option facility;

(e)	reimbursement to Portman Limited of audit services and other miscellaneous services required by Cliffs — $500,189; and

(f)	As part of the acquisition of a controlling interest in Portman Limited by Cleveland-Cliffs Australia Pty Ltd during the year ended 31 December 2005, Portman Limited paid out and cancelled 4,378,433 share options, which equated to $9,338,642, under the existing share option plans. Portman Limited was fully reimbursed for the options paid out by Cleveland-Cliffs Australia Pty Ltd.
The above transactions were made on normal commercial terms and conditions.

	Consolidated Entity		Parent Entity
	2005	2004	2005	2004
Aggregate amounts payable to Cliffs related entities are as follows:

Cleveland-Cliffs Inc	26,210	—	—	—
Cliffs Reduced Iron Management Company	209,086	—	—	—

	235,296	—	—	—

Loans to and receivables from Cliffs entities are on an unsecured basis with normal commercial repayment terms.

Portman Limited Financial Statements 2005	Page 90

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 36: Related party information (continued)
(f) Parent entities
The parent entity in the consolidated entity is Portman Limited.
Portman Limited’s parent entity is Cleveland-Cliffs Australia Pty Limited and the ultimate Australian parent entity is Cleveland-Cliffs Australia Holdings Pty Limited.
The ultimate parent entity is Cleveland-Cliffs Inc which is incorporated in the United States of America.
Note 37: Subsequent events
On 31 January 2005 mining contractor Henry Walker Eltin Group Ltd (HWE) went into voluntary administration. Portman utilises the services of HWE for contract mining at its Koolyanobbing and Cockatoo Island Iron Ore projects. The Cockatoo Island Iron Ore project is an unincorporated joint venture between HWE and Portman. As of 1 February 2006, HWE’s mining assets were sold to Leighton Contractors, an Australian based mining and construction contractor, and the Koolyanobbing contract has been assumed by them. Leighton also purchased HWE’s subsidiary that owned its 50% interest in the Cockatoo Island joint venture, and is continuing to manage the operation.
There has not been any other matter or circumstance that has arisen since the year-end that has affected or may significantly affect the operations of the Consolidated Entity, the results of those operations or the state of affairs of the Consolidated Entity in subsequent periods.
Note 38: Segment Information
(a)	Business Segment

The Consolidated Entity operates in one business segment – iron ore mining and exploration.

(b)	Geographic Segment

The Consolidated Entity operates in one geographic segment – Australia.

Note 39:	Impacts of the adoption of Australian equivalents to International Financial Reporting Standards
The Consolidated Entity changed its accounting policies on 1 January 2005 to comply with Australian equivalents to International Financial Reporting Standards (“A-IFRS”). The transition to A-IFRS is accounted for in accordance with Accounting Standard AASB 1”First-time Adoption of Australian Equivalents to International Financial reporting Standards”, with 1 January 2004 as the date of transition, except for financial instruments, including derivatives, where the date of transition is 1 January 2005 (refer note 1(t)).
An explanation of how the transition from superseded policies to A-IFRS has affected the Company and Consolidated Entity’s financial position, financial performance and cash flows is set out in the following tables and the notes that accompany the tables.

Portman Limited Financial Statements 2005	Page 91

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 39:	Impacts of the adoption of Australian equivalents to International Financial Reporting Standards (continued)
Effect of A-IFRS on the balance sheet as at 1 January 2004:

		Consolidated Entity			Parent Entity
			Effect of			Effect of
		Superseded	transition		Superseded	transition
		policies *	to A-IFRS	A-IFRS	policies*	to A-IFRS	A-IFRS
	Note	$’000	$’000	$’000	$’000	$’000	$’000

CURRENT ASSETS
Cash and cash equivalents		44,212	—	44,212	42,860	—	42,860
Trade and other receivables		7,199	—	7,199	252	—	252
Inventories		20,544	—	20,544	—	—	—
Other assets		46,542	—	46,542	—	—	—

TOTAL CURRENT ASSETS		118,497	—	118,497	43,112	—	43,112

NON-CURRENT ASSETS
Trade and other receivables	a,c	1,701	425	2,126	102,800	—	102,800
Inventories		16,475	—	16,475	—	—	—
Investments		—	—	—	1	—	1
Asset available for sale		1,247	—	1,247	—	—	—
Property, plant and equipment	a,b	90,710	36,660	127,370	—	—	—
Deferred tax assets	c	2,813	(2,813)	—	31	—	31
Other assets		11,260	—	11,260	—	—	—

TOTAL NON-CURRENT ASSETS		124,206	34,272	158,478	102,832	—	102,832

TOTAL ASSETS		242,703	34,272	276,975	145,944	—	145,944

CURRENT LIABILITIES
Trade and other payables		17,856	—	17,856	20	—	20
Borrowings	b	778	1,973	2,751	—	—	—
Current tax payables	c	2,178	—	2,178	108	—	108
Provisions		511	—	511	—	—	—
Other liabilities		49,290	—	49,290	—	—	—

TOTAL CURRENT LIABILITIES		70,613	1,973	72,586	128	—	128

NON-CURRENT LIABILITIES
Borrowings	b	—	34,993	34,993	—	—	—
Deferred tax liabilities	a,b,c	7,437	2,285	9,722	—	—	—
Provisions	a	1,766	2,446	4,212	—	—	—
Other liabilities		11,362	—	11,362	—	—	—

TOTAL NON-CURRENT LIABILITIES		20,565	39,724	60,289	—	—	—

TOTAL LIABILITIES		91,178	41,697	132,875	128	—	128

NET ASSETS		151,525	(7,425)	144,100	145,816	—	145,816

EQUITY
Issued capital		106,028	—	106,028	106,028	—	106,028
Retained earnings	e	45,497	(7,425)	38,072	39,788	—	39,788

TOTAL EQUITY		151,525	(7,425)	144,100	145,816	—	145,816

*	Reported financial position for the financial year ended 31 December 2003.

Portman Limited Financial Statements 2005	Page 92

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 39:	Impacts of the adoption of Australian equivalents to International Financial Reporting Standards (continued)
Effect of A-IFRS on the income statement for the financial year ended 31 December 2004:

		Consolidated Entity			Parent Entity
			Effect of			Effect of
		Superseded	transition		Superseded	transition
		policies *	to A-IFRS	A-IFRS	policies*	to A-IFRS	A-IFRS
	Note	$’000	$’000	$’000	$’000	$’000	$’000

Revenue from sale of product		195,435	—	195,435	—	—	—
Cost of sales	a	(111,827)	(537)	(112,364)	—	—	—

Gross profit		83,608	(537)	83,071	—	—	—

Other revenues	d	3,488	(1,169)	2,319	1,416	—	1,416
Other income	d	—	(96)	(96)	—	—	—
Shipping and selling expenses	b	(25,686)	1,502	(24,184)	—	—	—
Marketing expenses		(993)	—	(993)	—	—	—
Administrative expenses		(8,609)	—	(8,609)	(1,021)	—	(1,021)
Borrowing costs	a,b	(89)	(2,511)	(2,600)	—	—	—
Other expenses	d	(5,763)	1,265	(4,498)	10,000	—	10,000

Profit from continuing operations before income tax expense		45,956	(1,546)	44,410	10,395	—	10,395

Income tax expense	a,b,c	(13,203)	998	(12,205)	(96)	—	(96)

Profit from continuing operations		32,753	(548)	32,205	10,299	—	10,299

Profit attributable to members of the parent entity		32,753	(548)	32,205	10,299	—	10,299

*	Reported financial results for the financial year ended 31 December 2004.

Portman Limited Financial Statements 2005	Page 93

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 39:	Impacts of the adoption of Australian equivalents to International Financial Reporting Standards (continued)
Effect of A-IFRS on the balance sheet as at 31 December 2004:

		Consolidated Entity			Parent Entity
			Effect of			Effect of
		Superseded	transition		Superseded	transition
		policies *	to A-IFRS	A-IFRS	policies *	to A-IFRS	A-IFRS
	Note	$’000	$’000	$’000	$’000	$’000	$’000

CURRENT ASSETS
Cash and cash equivalents		17,753	—	17,753	14,168	—	14,168
Trade and other receivables		18,918	—	18,918	62	—	62
Inventories		27,895	—	27,895	—	—	—
Other assets		25,175	—	25,175	—	—	—

TOTAL CURRENT ASSETS		89,741	—	89,741	14,230	—	14,230

NON-CURRENT ASSETS
Trade and other receivables	a,c	1,596	449	2,045	139,728	(9,474)	130,254
Inventories		18,724	—	18,724	—	—	—
Investments		—	—	—	1	—	1
Exploration and Evaluation		1,045	—	1,045	—	—	—
Property, plant and equipment	a,b	118,299	36,302	154,601	—	—	—
Deferred tax assets	c	2,083	(2,083)	—	2,083	(2,083)	—
Other assets		10,580	—	10,580	—	—	—

TOTAL NON-CURRENT ASSETS		152,327	34,668	186,995	141,812	(11,557)	130,255

TOTAL ASSETS		242,068	34,668	276,736	156,042	(11,557)	144,485

CURRENT LIABILITIES
Trade and other payables		21,881	—	21,881	74	—	74
Borrowings	b	62	2,082	2,144	—	—	—
Current tax payables		3,538	—	3,538	3,538	—	3,538
Provisions		608	—	608	—	—	—
Other liabilities		25,174	—	25,174	—	—	—

TOTAL CURRENT LIABILITIES		51,263	2,082	53,345	3,612	—	3,612

NON-CURRENT LIABILITIES

Borrowings	b	—	32,911	32,911	—	—	—
Deferred tax liabilities	a,b,c	11,566	2,020	13,586	11,566	(11,557)	9
Provisions	a	2,520	5,628	8,148	—	—	—
Other liabilities		7,692	—	7,692	—	—	—

TOTAL NON-CURRENT LIABILITIES		21,778	40,559	62,337	11,566	(11,557)	9

TOTAL LIABILITIES		73,041	42,641	115,682	15,178	(11,557)	3,621

NET ASSETS		169,027	(7,973)	161,054	140,864	—	140,864

EQUITY
Issued capital		105,681	—	105,681	105,681	—	105,681
Retained earnings	e	63,346	(7,973)	55,373	35,183	—	35,183

TOTAL EQUITY		169,027	(7,973)	161,054	140,864	—	140,864

*	Reported financial position for the financial year ended 31 December 2004.

Portman Limited Financial Statements 2005	Page 94

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 39:	Impacts of the adoption of Australian equivalents to International Financial Reporting Standards (continued)
Effect of A-IFRS on the cash flow statement for the financial year ended 31 December 2004
There are no material differences between the cash flow statement presented under A-IFRS and the cash flow statement presented under the superseded policies other than the reclassification of the EPA port contract from a service contract to a finance lease (refer Note 36 (b)).
Notes to the reconciliations of income and equity
(a) Rehabilitation
Under the superseded policies, costs of rehabilitation work were provided for and treated as production costs. Costs were recognised prospectively over the life of mine based on production. The provision was to be applied against all rehabilitation costs, including reclamation, infrastructure removal and waste treatment.
Under A-IFRS, the costs of dismantling and removing an asset and restoring the site on which it is located is to be included as an element of asset cost with a corresponding provision being recorded. The asset and liability are initially recorded at their discounted value. The asset is then depreciated over its useful life and the provision is increased by the time value of money (accretion) up until the time of closure.
As a result of applying A-IFRS the following adjustments were recognised as at the following dates:

	Consolidated Entity		Parent Entity
	1 Jan	31 Dec	1 Jan	31 Dec
	2004	2004	2004	2004
	$’000	$’000	$’000	$’000

NON-CURRENT ASSETS
Trade and other receivables	425	449	—	—
Property, plant & equipment	1,593	3,825	—	—

TOTAL NON-CURRENT ASSETS	2,018	4,274	—	—

NON-CURRENT LIABILITIES
Provisions	2,446	5,628	—	—
Deferred tax liabilities	(128)	(407)	—	—

TOTAL NON-CURRENT LIABILITIES	2,318	5,221	—	—

NET LIABILITIES	(300)	(947)	—	—

DEFICIENCY
Retained earnings	(300)	(947)	—	—

TOTAL DEFICIENCY	(300)	(947)	—	—

The effect on consolidated profit for financial year ended 31 December 2004 was to decrease previously reported net profit after tax by $647,000.

Portman Limited Financial Statements 2005	Page 95

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS

Note 39:	Impacts of the adoption of Australian equivalents to International Financial Reporting Standards (continued)
(b) Finance Lease
Portman has a long term service contract with the Esperance Port Authority for the provision of services by the Port for the management of stockpiles and loading of vessels. In addition, the port built certain infrastructure facilities for the specific use of Portman and charges Portman for this capital cost plus an applicable interest charge over the life of the contract.
Under A-IFRS the infrastructure facilities built by the Esperance Port Authority for Portman are considered to be a finance lease and hence has been accounted for accordingly. The superseded policies contained no specific guidance on the treatment of service contracts such as the Esperance Port Authority and thus a finance lease was not recognised for the port assets. Instead the payments were expensed as incurred.
As a result of applying A-IFRS the following adjustments were recognised as at the following dates:

	Consolidated Entity		Parent Entity
	1 Jan	31 Dec	1 Jan	31 Dec
	2004	2004	2004	2004
	$’000	$’000	$’000	$’000

NON-CURRENT ASSETS
Property, plant & equipment	35,067	32,477	—	—

TOTAL NON-CURRENT ASSETS	35,067	32,477	—	—

CURRENT LIABILITIES
Borrowings	1,973	2,082	—	—

TOTAL CURRENT LIABILITIES	1,973	2,082	—	—

NON-CURRENT LIABILITIES
Borrowings	34,993	32,911	—	—
Deferred tax liabilities	(570)	(755)	—	—

TOTAL NON-CURRENT LIABILITIES	34,423	32,156	—	—

NET LIABILITIES	(1,329)	(1,761)	—	—

DEFICIENCY
Retained earnings	(1,329)	(1,761)	—	—

TOTAL DEFICIENCY	(1,329)	(1,761)	—	—

The effect on consolidated profit for the financial year ended 31 December 2004 was to decrease previously reported net profit after tax by $432,000.

Portman Limited Financial Statements 2005	Page 96

PORTMAN LIMITED
NOTES TO THE FINANCIAL STATEMENTS
Note 39: Impacts of the adoption of Australian equivalents to International Financial Reporting Standards (continued)
(c) Income tax
Under superseded policies, the consolidated entity adopted tax-effect accounting principles whereby income tax expense was calculated on pre-tax accounting profits after adjustment for permanent differences. The tax-effect of timing differences, which occur when items were included or allowed for income tax purposes in a period different to that for accounting were recognised at current taxation rates as deferred tax assets and deferred tax liabilities, as applicable.
Under A-IFRS, deferred tax is determined using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and their corresponding tax bases.
In addition Portman has adopted UIG 1052: Tax Consolidation Accounting for the year ended 31 December 2005 in conjunction with A-IFRS. As a result the deferred tax balances of the parent entity have been restated to include only the deferred tax balances of the parent entity.
As a result of applying A-IFRS the following adjustments on the deferred tax balances were recognised as at the following dates:

	Consolidated Entity		Parent Entity
	1 Jan	31 Dec	1 Jan	31 Dec
	2004	2004	2004	2004
	$’000	$’000	$’000	$’000
Rehabilitation	(128)	(407)	—	—
Finance Lease	(570)	(755)	—	—
Deferred tax not recognised under previous GAAP – Business combination	5,573	5,265	—	—
Other	223	—	—	—
Reclassification of deferred tax assets	(2,813)	(2,083)	—	—

Net increase/(decrease) in deferred tax liability	2,285	2,020	—	—

The effect on consolidated profit for the financial year ended 31 December 2004 was to decrease previously reported income tax expense by $998,000 respectively.
As a result of applying “UIG1052: Tax Consolidation Accounting” the following de-recognition on the deferred tax balances were recognised as at the following dates:

	Consolidated Entity		Parent Entity
	1 Jan	31 Dec	1 Jan	31 Dec
	2004	2004	2004	2004
	$’000	$’000	$’000	$’000
Deferred tax liabilities	—	—	—	(11,557)
Deferred tax assets	—	—	—	2,083

Decrease in net deferred tax liability	—	—	—	(9,474)

Portman Limited Financial Statements 2005	Page 97

PORTMAN LIMITED NOTES TO THE FINANCIAL STATEMENTS
Note 39: Impacts of the adoption of Australian equivalents to International Financial Reporting Standards (continued)
(d) Revenue
Under superseded policies, the Consolidated Entity recognised the gain or loss on disposal of property, plant and equipment on a gross basis by recognising the proceeds from sale as revenue, and the carrying amount of the property, plant and equipment disposed as an expense. Under A-IFRS, the gain or loss on disposal is recognised on a net basis, and is classified as income, rather than revenue. Accordingly, the gross amounts have been reclassified within the income statement for A-IFRS reporting purposes.
(e) Retained earnings
The effect of the above adjustments on retained earnings is as follows:

		Consolidated Entity		Parent Entity
		1 Jan	31 Dec	1 Jan	31 Dec
		2004	2004	2004	2004
	Note	$’000	$’000	$’000	$’000
Rehabilitation	a	(300)	(947)	—	—
Finance Lease	b	(1,329)	(1,761)	—	—
Deferred tax not recognised under previous GAAP – Business combination	c	(5,573)	(5,265)	—	—
Other	c	(223)	—	—	—

Total adjustment to retained earnings		(7,425)	(7,973)	—	—

Attributable to members of the parent entity		(7,425)	(7,973)	—	—

Change in retained earnings from 1 January 2004			(548)		—

Portman Limited Financial Statements 2005	Page 98

Shareholding Details
(At 22 February 2006)
(a) The Number of Holders of Each Class of Security

	Number of	Number of
	Holders	Securities

Ordinary fully paid shares	1,426	175,690,073
(b) Distribution Schedule

	1 to	1,001 to	5,001 to	10,001 to	100,001 &
	1,000	5,000	10,000	100,000	over
Ordinary fully paid shares	508	668	151	86	13
There were 18 holders holding less than a marketable parcel ($500)
(c) Substantial Shareholders Notices Given to Portman Limited as at 22 February 2006

Company	No of Shares	Percentage	Date
Cleveland-Cliffs Australia Pty Limited	141,338,587	80.45	19 April 2005
AMP Limited	9,009,800	5.13	4 April 2005
(d) 20 Largest Holders of Ordinary Fully Paid Shares

	Percentage	Number of
	Held	Shares
Cleveland-Cliffs Australia Pty Limited	80.45	141,338,587
AMP Life/Capital Investors Limited	5.49	9,651,887
Paway Limited	3.82	6,704,474
JP Morgan Nominees Australia Limited	2.23	3,910,957
ANZ Nominees Limited	2.02	3,554,602
Westpac Custodian Nominees Limited	1.93	3,398,182
National Nominees Limited	0.53	929,328
RBC Dexia Investor Services Australia Nominees Pty Limited	0.32	553,795
Citicorp Nominees Pty Limited	0.15	262,041
Citicorp Nominees Pty Limited (CFSIL CWLTH AUST BOUT 1 A/C)	0.07	124,435
Gomery Pty Limited	0.05	90,000
Deep Valley Pty Limited	0.05	79,600
Irrewarra Investment Pty Ltd	0.04	73,984
Mr Brian Ronald Douglas	0.04	73,525
ASB Nominees Limited	0.04	70,000
Oakley Investments Pty Limited	0.03	47,000
Kempsey Timber Pty Limited	0.02	41,000
HSBC Custody (Australia) Nominees	0.02	40,683
Buckeridge Properties Pty Ltd	0.02	40,000
R & M Sutherland Investments Pty Ltd	0.02	40,000
(e) Voting Rights
On a show of hands every member present in person or by proxy shall have one vote and upon a poll each share shall have one vote in accordance with the Company’s Constitution.
(f) Stock Exchange Listing
The Company’s fully paid ordinary shares are listed on Australian Stock Exchange Limited and are traded on the Third Market Segment of the Frankfurt Stock Exchange in Germany.

Portman Limited Financial Statements 2005	Page 99

Shareholder Information
(At 22 February 2006)
Enquires
Shareholders with enquiries about any aspect of their shareholdings should contact the Company’s Share Registry as follows:
Advanced Share Registry Services
110 Stirling Highway
NEDLANDS WA 6009

Telephone:	(08) 9389 8033 (618) 9389 8033

Facsimile:	(08) 9389 7871
(618) 9389 7871

Email:	admin@advancedshare.com.au
The Final Dividend
After completion of the Cleveland-Cliffs acquisition, your Board met four times in 2005 since the acquisition and reviewed the financial status of the company and took no actions on dividends.
Direct Payment to Shareholders’ Accounts
Shareholders who currently receive their dividends by cheque may wish to take advantage of the direct deposit system which is available to anyone who has an account with a bank, building society or credit union within Australia. The direct deposit system is prompt and secure. Shareholders who wish to have their dividends paid directly to their account should notify the Share Registry in writing.
Stock Exchange Listing
The Company’s shares are listed on the ASX. Details of share transactions and prices are published in the financial pages of daily capital city newspapers under the code PMM.
Electronic Announcements and Reports
Shareholders who wish to receive announcements made to the ASX, as well as electronic copies of the Annual Report and Half–Year Report, are invited to provide their email address to the Company. This can be completed by writing to the Company Secretary.
Removal from the printed Annual Report mailing list
Shareholders who do not wish to receive the printed Portman Limited Annual Report should advise the Share Registry in writing to remove their names from the mailing list. Those Shareholders will continue to receive all other Shareholder information.

Portman Limited Financial Statements 2005	Page 100

Shareholder Information
(At 22 February 2006)
Change of name/address
Shareholders who are Issuer Sponsored should advise the Share Registry promptly of any change of name and/or address so that correspondence with them does not go astray. All such changes must be advised in writing and cannot be accepted by telephone.
Shareholders who are in CHESS and Broker Sponsored should instruct their sponsoring broker in writing to notify the Share Registry of any change of name and/or address.
In the case of all name changes the written advice must be supported by documentary evidence.
Tax File Number (TFN)
Whilst not compulsory, most Australian resident shareholders prefer to quote their TFN so as to avoid withholding tax being deducted from dividends which are unfranked.
Shareholders who are Issuer Sponsored should advise the Share Registry of their TFN.
Shareholders who are Broker Sponsored can either advise their sponsoring broker or the share Registry of their TFN.
TFN application forms can be obtained from the Share Registry on request.
Australian Business Number (ABN)
As from July 2000 Australian companies have the option to quote their ABN in lieu of their TFN to avoid withholding tax being deducted from dividends which are unfranked.
Consolidation of Shareholdings
Shareholders who wish to consolidate their separate shareholdings into one account should write to the Share Registry or their sponsoring broker, whichever is applicable.
Registered Office
Level 11, The Quadrant
1 William Street
PERTH WA 6000
AUSTRALIA

Telephone:	(08) 9426 3333
(618) 9426 3333

Facsimile:	(08) 9426 3344
(618) 9426 3344
Company Secretary
L A Kipfstuhl

Portman Limited Financial Statements 2005	Page 101